                                                  Free Writing Prospectus
                                                  Filed Pursuant to Rule 433
                                                  Registration No. 333-120522-06

[BEAR STEARNS LOGO OMITTED]                        [MORGAN STANLEY LOGO OMITTED]

                                   ----------
                                      PWR12
                                   ----------

                                 $1,824,348,000

                                  (APPROXIMATE)

          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR12

                                AS ISSUING ENTITY

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

                                  AS DEPOSITOR

                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                      PRINCIPAL COMMERCIAL FUNDING II, LLC
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                        NATIONWIDE LIFE INSURANCE COMPANY

                            AS MORTGAGE LOAN SELLERS

                                   ----------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR12

                                   ----------

                                  MAY 26, 2006

BEAR, STEARNS & CO. INC.                                    MORGAN STANLEY

CO-LEAD BOOKRUNNING MANAGER                          CO-LEAD BOOKRUNNING MANAGER

--------------------------------------------------------------------------------
                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204. This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.
--------------------------------------------------------------------------------

                          $1,824,348,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR12
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR12

TRANSACTION FEATURES

o    Sellers:

                 SELLERS                   NO. OF LOANS   NO. OF PROPERTIES   CUT-OFF DATE BALANCE ($)   % OF POOL
------------------------------------------------------------------------------------------------------------------

Prudential Mortgage Capital Funding, LLC         37               46                  801,080,637           38.5
Bear Stearns Commercial Mortgage, Inc.           42               48                  421,792,159           20.3
Wells Fargo Bank, N.A.                           68               72                  421,513,557           20.3
Principal Commercial Funding II, LLC             40               43                  212,304,894           10.2
Principal Commercial Funding, LLC                14               14                  118,124,878            5.7
Nationwide Life Insurance Co.                    12               13                  104,214,030            5.0
------------------------------------------------------------------------------------------------------------------
TOTAL:                                          213              236                2,079,030,155          100.0
==================================================================================================================

o    Loan Pool:

     o    Average Cut-off Date Balance: $9,760,705

     o    Largest mortgage loan by Cut-off Date Balance: $156,500,000

     o    Five largest and ten largest mortgage loans: 23.7% and 32.1% of pool, respectively

o    Credit Statistics:

     o    Weighted average underwritten debt service coverage ratio of 1.54x;
          weighted average debt service coverage ratio after IO period of 1.38x

     o    Weighted average cut-off date loan-to-value ratio of 68.7%; weighted average balloon loan-to-value ratio of 61.4%

o    Property Types:

                                [GRAPHIC OMITTED]

                                   [PIE CHART]

Self Storage                      0.9%
Manufactured Housing Community    0.9%
Retail                           40.8%
Office                           25.0%
Industrial                       11.9%
Multifamily                       9.2%
Hospitality                       8.1%
Mixed Use                         2.2%
Other                             1.0%

o    Call Protection:

     o    63.1% of the pool (138 loans) has a lockout period ranging from 24 to
          47 payments from origination, then defeasance provisions.

     o    27.4% of the pool (43 loans) has a lockout period ranging from 15 to
          49 payments from origination, then the greater of a prepayment premium or yield maintenance.

     o    5.5% of the pool (25 loans) has a lockout period of 25 to 35 payments from origination, then either defeasance or the greater of a prepayment premium or yield maintenance.

     o    1.9% of the pool (2 loans) has no lockout period, but prepayments require the greater of a prepayment premium or yield maintenance.

     o    1.0% of the pool (1 loan) permits the greater of a prepayment premium or yield maintenance for the first 28 payments from origination and then only permits defeasance.

     o    0.8% of the pool (2 cross-collateralized and cross-defaulted loans), one of which has a lockout period of 35 payments, then permits defeasance and the other loan has no lockout period and permits prepayment with the greater of a prepayment premium or yield maintenance.

     o    0.3% of the pool (2 cross-collateralized and cross-defaulted loans), has a lockout period of 30 payments, then one loan permits prepayment in full with the greater of a prepayment premium or yield maintenance and the other loan allows for prepayment in full without the payment of yield maintenance or prepayment premium.

o    Bond Information: Cash flows are expected to be modeled by TREPP and INTEX and are expected to be available on BLOOMBERG.

                                        2

                          $1,824,348,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR12
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR12

OFFERED CERTIFICATES

                                                                                                                      APPROXIMATE
                                                                                                      ASSUMED FINAL      INITIAL
        INITIAL CERTIFICATE   SUBORDINATION       RATINGS       WEIGHTED AVERAGE       PRINCIPAL       DISTRIBUTION   PASS-THROUGH
CLASS      BALANCE(1)(2)        LEVELS(3)     (MOODY'S / S&P)    LIFE (YRS.)(4)    WINDOW (MOS.)(4)      DATE(4)         RATE(5)
----------------------------------------------------------------------------------------------------------------------------------

A-1         $ 68,100,000         30.000%         Aaa / AAA            2.99               1- 57            3/11/11

A-2         $ 49,000,000         30.000%         Aaa / AAA            4.83               57- 60           6/11/11

A-3         $150,500,000         30.000%         Aaa / AAA            6.60               71- 82           4/11/13

A-AB        $119,800,000         30.000%         Aaa / AAA            7.32               60-114          12/11/15

A-4         $873,250,000         30.000%         Aaa / AAA            9.75              114-118           4/11/16

A-1A        $194,671,000         30.000%         Aaa / AAA            8.84               1-119            5/11/16

A-M         $207,903,000         20.000%         Aaa / AAA            9.89              119-119           5/11/16

A-J         $161,124,000         12.250%         Aaa / AAA            9.94              119-120           6/11/16

PRIVATE CERTIFICATES (6)

              INITIAL                                                                                                APPROXIMATE
        CERTIFICATE BALANCE                                        WEIGHTED                         ASSUMED FINAL      INITIAL
        BALANCE OR NOTIONAL   SUBORDINATION       RATINGS          AVERAGE       PRINCIPAL WINDOW    DISTRIBUTION   PASS-THROUGH
CLASS       AMOUNT(1)(7)         LEVELS       (MOODY'S / S&P)   LIFE (YRS.)(4)       (MOS.)(4)         DATE(4)         RATE(5)
--------------------------------------------------------------------------------------------------------------------------------

X          2,079,030,155          ---            Aaa / AAA            ---               ---              ---

B         $   44,180,000         10.125%          Aa2 / AA            9.97            120-120          6/11/16

C         $   18,191,000          9.250%         Aa3 / AA-            9.97            120-120          6/11/16

D         $   33,785,000          7.625%           A2 / A             9.97            120-120          6/11/16

E         $   20,790,000          6.625%          A3 / A-             9.97            120-120          6/11/16

F         $   25,988,000          5.375%        Baa1 / BBB+           9.97            120-120          6/11/16

G         $   20,790,000          4.375%         Baa2 / BBB           9.97            120-120          6/11/16

H         $   25,988,000          3.125%        Baa3 / BBB-           9.97            120-120          6/11/16

J         $    7,796,000          2.750%         Ba1 / BB+            9.97            120-120          6/11/16

K         $    7,797,000          2.375%          Ba2 / BB            9.97            120-120          6/11/16

L         $    7,796,000          2.000%         Ba3 / BB-            9.97            120-120          6/11/16

M         $    5,198,000          1.750%          B1 / B +            9.97            120-120          6/11/16

N         $    5,197,000          1.500%           B2 / B             9.97            120-120          6/11/16

O         $    5,198,000          1.250%          B3 / B-             9.97            120-120          6/11/16

P         $   25,988,155           0.00%          NR / NR            10.04            120-123          9/11/16

Notes:    (1)  Subject to a permitted variance of plus or minus 5%.

          (2)  For purposes of making distributions to the Class A-1, Class A-2,
               Class A-3, Class A-AB, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 185 mortgage loans, representing approximately 90.6%
               of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will consist of 28 mortgage loans, representing approximately 9.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.
               Loan Group 2 will include approximately 92.9% aggregate principal balance of all the mortgage loans secured by multifamily
               properties and manufactured housing community properties.
               Generally, the Class A-1, Class A-2, Class A-3, Class A-AB and
               Class A-4 certificates will be entitled to receive only
               distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will be entitled to receive only distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-AB and
               Class A-4 certificates have been reduced to zero. However, after any distribution date on which the certificate principal balances of the Class A-M and Class A-J through Class P certificates have been reduced to zero, distributions of principal collected or advanced in respect of the entire pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB,
               Class A-4 and Class A-1A certificates, pro rata.

          (3)  The percentages indicated under the column "Subordination Levels"
               with respect to the Class A-1, Class A-2, Class A-3, Class A-AB,
               Class A-4 and Class A-1A Certificates represent the approximate subordination levels for the Class A-1, Class A-2, Class A-3,
               Class A-AB, Class A-4 and Class A-1A Certificates in the
               aggregate.

          (4)  Based on the structuring assumptions, assuming 0% CPR, described in the Prospectus Supplement.

          (5)  The Class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E,
               F, G, H, J, K, L, M, N, O and P Certificates will each accrue interest at one of the following: (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate, (iii) a rate equal to the weighted average net mortgage rate or (iv) a rate equal to the weighted average net mortgage rate less a specified percentage. The Class X Certificates will accrue interest at a variable rate.

          (6)  To be offered privately pursuant to Rule 144A.

          (7)  The Class X Notional Amount is equal to the sum of all
               Certificate Balances outstanding from time to time.

                                        3

                          $1,824,348,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR12
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR12

I. ISSUE CHARACTERISTICS

Issue Type:                      Public: Classes A-1, A-2, A-3, A-AB, A-4, A-1A,
                                 A-M and A-J (the "Offered Certificates").
                                 Private (Rule 144A): Classes X, B, C, D, E, F,
                                 G, H, J, K, L, M, N, O and P.

Securities Offered:              $1,824,348,000 monthly pay, multi-class,
                                 commercial mortgage REMIC Pass-Through
                                 Certificates, including eight principal and
                                 interest classes (Classes A-1, A-2, A-3, A-AB,
                                 A-4, A-1A, A-M and A-J).

Mortgage Loan Sellers:           Prudential Mortgage Capital Funding, LLC
                                 ("PMCF"); Bear Stearns Commercial Mortgage,
                                 Inc. ("BSCMI"); Wells Fargo Bank, National
                                 Association ("WFB"); Principal Commercial
                                 Funding II, LLC ("PCF II"); Principal
                                 Commercial Funding, LLC ("PCF") and Nationwide
                                 Life Insurance Company ("NLIC").

Co-lead Bookrunning Managers:    Bear, Stearns & Co. Inc. and Morgan Stanley &
                                 Co. Incorporated

Master Servicers:                Wells Fargo Bank, National Association (with
                                 respect to the mortgage loans sold by BSCMI,
                                 WFB, NLIC, PCF and PCF II) and Prudential Asset
                                 Resources, Inc. (with respect to the mortgage
                                 loans sold by PMCF).

Primary Servicers:               Principal Global Investors, LLC (with respect
                                 to the mortgage loans sold by PCF and PCF II)
                                 and Nationwide Life Insurance Company (with
                                 respect to the mortgage loans sold by NLIC).

Special Servicer:                ARCap Servicing, Inc. (with respect to all but
                                 two loans) and Prudential Asset Resources, Inc.
                                 (with respect to the 1675 Broadway loan and the
                                 Tuscany Plaza loan)

Certificate Administrator:       Wells Fargo Bank, National Association

Trustee:                         LaSalle Bank National Association

Cut-Off Date: (1)                June 1, 2006.

Expected Closing Date:           On or about June 21, 2006.

Distribution Dates:              The 11th of each month (or if the 11th is not a
                                 business day, the next succeeding business
                                 day), commencing in July 2006.

Minimum Denominations:           $25,000 for the Class A-1, A-2, A-3, A-AB, A-4,
                                 A-1A, A-M and A-J Certificates; with
                                 investments in excess of the minimum
                                 denominations made in multiples of $1.

Delivery:                        DTC, Euroclear and Clearstream.

ERISA/SMMEA Status:              Classes A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and
                                 A-J are expected to be ERISA eligible. No Class
                                 of Certificates is SMMEA eligible.

Rating Agencies:                 The Offered Certificates will be rated by
                                 Moody's Investors Service, Inc. and Standard &
                                 Poor's Ratings Services, a division of The
                                 McGraw-Hill Companies, Inc.

Risk Factors:                    THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                 NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                 "RISK FACTORS" SECTION OF THE PROSPECTUS
                                 SUPPLEMENT AND THE "RISK FACTORS" SECTION OF
                                 THE PROSPECTUS.

(1)  The cut-off date with respect to each pooled mortgage loan is the due date for the monthly debt service payment that is due in June 2006 (or, in the case of any mortgage loan that has its first due date after June 2006, the later of the date of origination of such pooled mortgage loan and the date that would have been its due date in June 2006 under the terms of such mortgage loan if a monthly payment were scheduled to be due in such month).

                                        4

                          $1,824,348,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR12
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR12

II. COLLATERAL CHARACTERISTICS - ENTIRE POOL

CUT-OFF DATE BALANCE ($)
-----------------------------------------------------------------
                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
800,000 - 2,000,000                  32        50,219,053     2.4
2,000,001 - 3,000,000                24        58,262,685     2.8
3,000,001 - 5,000,000                41       161,082,580     7.7
5,000,001 - 7,000,000                29       179,469,419     8.6
7,000,001 - 9,000,000                31       248,253,336    11.9
9,000,001 - 11,000,000               11       105,978,628     5.1
11,000,001 - 13,000,000               9       110,754,950     5.3
13,000,001 - 15,000,000               6        84,154,358     4.0
15,000,001 - 17,000,000               4        63,788,056     3.1
17,000,001 - 19,000,000               5        90,129,754     4.3
19,000,001 - 21,000,000               5       102,323,123     4.9
21,000,001 - 31,000,000               8       218,330,000    10.5
31,000,001 - 41,000,000               2        69,284,213     3.3
41,000,001 - 61,000,000               3       135,000,000     6.5
61,000,001 - 156,500,000              3       402,000,000    19.3
-----------------------------------------------------------------
TOTAL:                              213     2,079,030,155   100.0
=================================================================
Min: 800,000   Max: 156,500,000   Average: 9,760,705
-----------------------------------------------------------------

STATE
-------------------------------------------------------------------
                                   NO. OF       AGGREGATE
                                  MORTGAGED    CUT-OFF DATE    % OF
                                 PROPERTIES     BALANCE ($)    POOL
-------------------------------------------------------------------
California                            48        305,689,803    14.7
   Southern California                30        208,150,725    10.0
   Northern California                18         97,539,078     4.7
New York                              11        298,709,028    14.4
Michigan                               4        171,871,373     8.3
Ohio                                  18        149,513,646     7.2
Texas                                 21        128,536,201     6.2
Florida                               12         88,597,774     4.3
Georgia                                8         84,267,032     4.1
Virginia                              12         71,776,171     3.5
Colorado                               8         71,257,245     3.4
Minnesota                              6         66,685,476     3.2
Other                                 88        642,126,406    30.9
-------------------------------------------------------------------
TOTAL:                               236      2,079,030,155   100.0
===================================================================

PROPERTY TYPE
-------------------------------------------------------------------
                                   NO. OF       AGGREGATE
                                  MORTGAGED    CUT-OFF DATE    % OF
                                 PROPERTIES     BALANCE ($)    POOL
-------------------------------------------------------------------
Retail                                90        847,224,191    40.8
Office                                41        520,527,953    25.0
Industrial                            38        246,928,157    11.9
Multifamily                           28        191,021,028     9.2
Hospitality                           24        168,219,026     8.1
Mixed Use                              6         46,565,000     2.2
Other                                  1         20,350,000     1.0
Self Storage                           6         19,750,435     0.9
Manufactured Housing
Community                              2         18,444,365     0.9
-------------------------------------------------------------------
TOTAL:                               236      2,079,030,155   100.0
===================================================================

MORTGAGE RATE (%)
-----------------------------------------------------------------
                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
4.8500 - 5.0000                       2        53,985,000     2.6
5.0001 - 5.2500                       1        24,000,000     1.2
5.2501 - 5.5000                      13       117,621,058     5.7
5.5001 - 5.7500                      60       866,983,226    41.7
5.7501 - 6.0000                      65       489,622,205    23.6
6.0001 - 6.2500                      47       368,962,122    17.7
6.2501 - 6.6600                      25       157,856,545     7.6
-----------------------------------------------------------------
TOTAL:                              213     2,079,030,155   100.0
=================================================================
Min: 4.8500   Max: 6.6600   Wtd Avg: 5.7886
-----------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)
-----------------------------------------------------------------
                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
60                                    8        68,993,973     3.3
61 - 84                              10       156,842,401     7.5
85 - 120                            194     1,844,261,781    88.7
121 - 124                             1         8,932,000     0.4
-----------------------------------------------------------------
TOTAL:                              213     2,079,030,155   100.0
=================================================================
Min: 60   Max: 124   Wtd Avg: 115
-----------------------------------------------------------------

REMAINING TERM TO STATED MATURITY OR ARD (MOS)
-----------------------------------------------------------------
                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
55 - 60                               8        68,993,973     3.3
61 - 84                              10       156,842,401     7.5
85 - 120                            194     1,844,261,781    88.7
121 - 123                             1         8,932,000     0.4
-----------------------------------------------------------------
TOTAL:                              213     2,079,030,155   100.0
=================================================================
Min: 55   Max: 123   Wtd Avg: 113
-----------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (X)
-----------------------------------------------------------------
                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
1.11 - 1.20                          15       134,166,595     6.5
1.21 - 1.30                          39       186,132,027     9.0
1.31 - 1.40                          36       349,785,392    16.8
1.41 - 1.50                          42       454,372,921    21.9
1.51 - 1.60                          28       383,898,729    18.5
1.61 - 1.70                          16       149,687,243     7.2
1.71 - 1.80                           8        74,337,482     3.6
1.81 - 1.90                          15        98,385,830     4.7
1.91 - 2.00                           1       155,000,000     7.5
2.01 - 2.10                           2        10,924,789     0.5
2.11 - 2.20                           2        10,250,000     0.5
2.21 - 2.30                           4        32,494,148     1.6
2.31 - 2.50                           3        34,455,000     1.7
2.51 - 2.88                           2         5,140,000     0.2
-----------------------------------------------------------------
TOTAL:                              213     2,079,030,155   100.0
=================================================================
Min: 1.11   Max: 2.88   Wtd Avg: 1.54
-----------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
-----------------------------------------------------------------
                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
36.8 - 40.0                           6        12,629,678     0.6
40.1 - 45.0                           3       159,591,175     7.7
45.1 - 50.0                           4        16,888,834     0.8
50.1 - 55.0                          14        88,089,383     4.2
55.1 - 60.0                          14        91,179,421     4.4
60.1 - 65.0                          37       257,006,912    12.4
65.1 - 70.0                          37       274,373,286    13.2
70.1 - 75.0                          56       540,054,228    26.0
75.1 - 80.0                          40       616,227,412    29.6
80.1 - 80.3                           2        22,989,826     1.1
-----------------------------------------------------------------
TOTAL:                              213     2,079,030,155   100.0
=================================================================
Min: 36.8   Max: 80.3   Wtd Avg: 68.7
-----------------------------------------------------------------

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)
-----------------------------------------------------------------
                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
25.3 - 30.0                           1         2,195,530     0.1
30.1 - 35.0                           2         3,794,148     0.2
35.1 - 40.0                           8        20,061,701     1.0
40.1 - 45.0                           6       166,930,776     8.0
45.1 - 50.0                          23       127,167,639     6.1
50.1 - 55.0                          30       201,501,912     9.7
55.1 - 60.0                          37       249,022,702    12.0
60.1 - 65.0                          50       383,659,970    18.5
65.1 - 70.0                          38       501,610,347    24.1
70.1 - 75.0                          17       417,585,430    20.1
75.1 - 75.8                           1         5,500,000     0.3
-----------------------------------------------------------------
TOTAL:                              213     2,079,030,155   100.0
=================================================================
Min: 25.3   Max: 75.8   Wtd Avg: 61.4
-----------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (AFTER IO PERIOD) (X)
-----------------------------------------------------------------
                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
1.10 - 1.20                          32       471,546,595    22.7
1.21 - 1.30                          69       689,049,027    33.1
1.31 - 1.40                          41       319,320,392    15.4
1.41 - 1.50                          19       107,932,921     5.2
1.51 - 1.60                          19        89,886,729     4.3
1.61 - 1.70                           9       219,062,243    10.5
1.71 - 1.80                           3        36,497,482     1.8
1.81 - 1.90                           9        58,695,830     2.8
1.91 - 2.00                           2         3,000,000     0.1
2.01 - 2.10                           1         4,699,789     0.2
2.11 - 2.20                           2        10,250,000     0.5
2.21 - 2.30                           3        30,994,148     1.5
2.31 - 2.50                           2        32,955,000     1.6
2.51 - 2.88                           2         5,140,000     0.2
-----------------------------------------------------------------
TOTAL:                              213     2,079,030,155   100.0
=================================================================
Min: 1.10   Max: 2.88   Wtd Avg: 1.38
-----------------------------------------------------------------

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the
Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and
Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the "Total" due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled subordinate loans are calculated in a manner that reflects only the indebtedness evidenced by that mortgage loan, without regard to the indebtedness evidenced by those non-pooled subordinate loans.

                                        5

                          $1,824,348,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR12
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR12

II. COLLATERAL CHARACTERISTICS - LOAN GROUP 1

CUT-OFF DATE BALANCE ($)
-------------------------------------------------------------------
                                  NO. OF      AGGREGATE      % OF
                                 MORTGAGE    CUT-OFF DATE    LOAN
                                   LOANS     BALANCE ($)    GROUP 1
-------------------------------------------------------------------
800,000 - 2,000,000                 28         44,203,731      2.3
2,000,001 - 3,000,000               20         47,914,230      2.5
3,000,001 - 5,000,000               36        140,222,435      7.4
5,000,001 - 7,000,000               25        154,936,071      8.2
7,000,001 - 9,000,000               26        209,922,892     11.1
9,000,001 - 11,000,000               9         87,704,528      4.7
11,000,001 - 13,000,000              8         99,304,950      5.3
13,000,001 - 15,000,000              5         70,229,358      3.7
15,000,001 - 17,000,000              4         63,788,056      3.4
17,000,001 - 19,000,000              4         72,129,754      3.8
19,000,001 - 21,000,000              5        102,323,123      5.4
21,000,001 - 31,000,000              8        218,330,000     11.6
31,000,001 - 41,000,000              1         36,350,000      1.9
41,000,001 - 61,000,000              3        135,000,000      7.2
61,000,001 - 156,500,000             3        402,000,000     21.3
-------------------------------------------------------------------
TOTAL:                             185      1,884,359,127    100.0
===================================================================
Min: 800,000   Max: 156,500,000   Average: 10,185,725
-------------------------------------------------------------------

STATE
---------------------------------------------------------------------
                                   NO. OF       AGGREGATE       % OF
                                  MORTGAGED   CUT-OFF DATE      LOAN
                                 PROPERTIES    BALANCE ($)    GROUP 1
---------------------------------------------------------------------
New York                               9        292,169,844     15.5
California                            45        278,839,892     14.8
   Southern California                29        200,094,147     10.6
   Northern California                16         78,745,745      4.2
Michigan                               3        170,472,599      9.0
Ohio                                  16        136,525,807      7.2
Texas                                 16         89,553,249      4.8
Florida                               12         88,597,774      4.7
Georgia                                7         79,282,161      4.2
Virginia                              12         71,776,171      3.8
Colorado                               8         71,257,245      3.8
Minnesota                              5         64,886,830      3.4
Other                                 75        540,997,556     28.7
---------------------------------------------------------------------
TOTAL:                               208      1,884,359,127    100.0
=====================================================================

PROPERTY TYPE
---------------------------------------------------------------------
                                   NO. OF       AGGREGATE       % OF
                                  MORTGAGED   CUT-OFF DATE      LOAN
                                 PROPERTIES    BALANCE ($)    GROUP 1
---------------------------------------------------------------------
Retail                                90        847,224,191     45.0
Office                                41        520,527,953     27.6
Industrial                            38        246,928,157     13.1
Hospitality                           24        168,219,026      8.9
Mixed Use                              6         46,565,000      2.5
Other                                  1         20,350,000      1.1
Self Storage                           6         19,750,435      1.0
Multifamily                            1          7,800,000      0.4
Manufactured Housing
Community                              1          6,994,365      0.4
---------------------------------------------------------------------
TOTAL:                               208      1,884,359,127    100.0
=====================================================================

MORTGAGE RATE (%)
-------------------------------------------------------------------
                                  NO. OF      AGGREGATE      % OF
                                 MORTGAGE    CUT-OFF DATE    LOAN
                                   LOANS     BALANCE ($)    GROUP 1
-------------------------------------------------------------------
4.8500 - 5.0000                      2         53,985,000      2.9
5.0001 - 5.2500                      1         24,000,000      1.3
5.2501 - 5.5000                     11         94,636,187      5.0
5.5001 - 5.7500                     47        752,823,167     40.0
5.7501 - 6.0000                     58        456,060,000     24.2
6.0001 - 6.2500                     45        355,834,220     18.9
6.2501 - 6.6600                     21        147,020,554      7.8
-------------------------------------------------------------------
TOTAL:                             185      1,884,359,127    100.0
===================================================================
Min: 4.8500   Max: 6.6600   Wtd Avg: 5.7959
-------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)
-------------------------------------------------------------------
                                  NO. OF      AGGREGATE      % OF
                                 MORTGAGE    CUT-OFF DATE    LOAN
                                   LOANS     BALANCE ($)    GROUP 1
-------------------------------------------------------------------
60                                   5         51,004,789      2.7
61 - 84                             10        156,842,401      8.3
85 - 120                           169      1,667,579,938     88.5
121 - 124                            1          8,932,000      0.5
-------------------------------------------------------------------
TOTAL:                             185      1,884,359,127    100.0
===================================================================
Min: 60   Max: 124   Wtd Avg: 115
-------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY OR ARD (MOS)
-------------------------------------------------------------------
                                  NO. OF      AGGREGATE      % OF
                                 MORTGAGE    CUT-OFF DATE    LOAN
                                   LOANS     BALANCE ($)    GROUP 1
-------------------------------------------------------------------
55 - 60                              5         51,004,789      2.7
61 - 84                             10        156,842,401      8.3
85 - 120                           169      1,667,579,938     88.5
121 - 123                            1          8,932,000      0.5
-------------------------------------------------------------------
TOTAL:                             185      1,884,359,127    100.0
===================================================================
Min: 55   Max: 123   Wtd Avg: 113
-------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (X)
-------------------------------------------------------------------
                                  NO. OF      AGGREGATE      % OF
                                 MORTGAGE    CUT-OFF DATE    LOAN
                                   LOANS     BALANCE ($)    GROUP 1
-------------------------------------------------------------------
1.15 - 1.20                          9         72,896,097      3.9
1.21 - 1.30                         31        140,713,044      7.5
1.31 - 1.40                         35        348,107,490     18.5
1.41 - 1.50                         35        410,709,276     21.8
1.51 - 1.60                         26        368,398,729     19.6
1.61 - 1.70                         15        131,687,243      7.0
1.71 - 1.80                          8         74,337,482      3.9
1.81 - 1.90                         15         98,385,830      5.2
1.91 - 2.00                          1        155,000,000      8.2
2.01 - 2.10                          2         10,924,789      0.6
2.11 - 2.20                          1          6,250,000      0.3
2.21 - 2.30                          4         32,494,148      1.7
2.31 - 2.34                          3         34,455,000      1.8
-------------------------------------------------------------------
TOTAL:                             185      1,884,359,127    100.0
===================================================================
Min: 1.15   Max: 2.34   Wtd Avg: 1.55
-------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
-------------------------------------------------------------------
                                  NO. OF      AGGREGATE      % OF
                                 MORTGAGE    CUT-OFF DATE    LOAN
                                   LOANS     BALANCE ($)    GROUP 1
-------------------------------------------------------------------
38.1 - 40.0                          4          7,489,678      0.4
40.1 - 45.0                          3        159,591,175      8.5
45.1 - 50.0                          3         12,888,834      0.7
50.1 - 55.0                         12         81,550,199      4.3
55.1 - 60.0                         13         89,780,646      4.8
60.1 - 65.0                         33        223,454,432     11.9
65.1 - 70.0                         32        246,030,798     13.1
70.1 - 75.0                         50        470,424,192     25.0
75.1 - 80.0                         33        570,159,348     30.3
80.1 - 80.3                          2         22,989,826      1.2
-------------------------------------------------------------------
TOTAL:                             185      1,884,359,127    100.0
===================================================================
Min: 38.1   Max: 80.3   Wtd Avg: 68.6
-------------------------------------------------------------------

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)
-------------------------------------------------------------------
                                  NO. OF      AGGREGATE      % OF
                                 MORTGAGE    CUT-OFF DATE    LOAN
                                   LOANS     BALANCE ($)    GROUP 1
-------------------------------------------------------------------
25.3 - 30.0                          1          2,195,530      0.1
30.1 - 35.0                          2          3,794,148      0.2
35.1 - 40.0                          6         14,921,701      0.8
40.1 - 45.0                          6        166,930,776      8.9
45.1 - 50.0                         20        117,587,480      6.2
50.1 - 55.0                         26        182,060,246      9.7
55.1 - 60.0                         30        202,533,698     10.7
60.1 - 65.0                         46        329,624,996     17.5
65.1 - 70.0                         31        455,550,123     24.2
70.1 - 75.0                         16        403,660,430     21.4
75.1 - 75.8                          1          5,500,000      0.3
-------------------------------------------------------------------
TOTAL:                             185      1,884,359,127    100.0
===================================================================
Min: 25.3   Max: 75.8   Wtd Avg: 61.5
-------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (AFTER IO PERIOD)  (X)
-------------------------------------------------------------------
                                  NO. OF      AGGREGATE      % OF
                                 MORTGAGE    CUT-OFF DATE    LOAN
                                   LOANS     BALANCE ($)    GROUP 1
-------------------------------------------------------------------
1.10 - 1.20                         24        393,351,097     20.9
1.21 - 1.30                         56        607,775,044     32.3
1.31 - 1.40                         39        299,642,490     15.9
1.41 - 1.50                         17        101,549,276      5.4
1.51 - 1.60                         19         89,886,729      4.8
1.61 - 1.70                          9        219,062,243     11.6
1.71 - 1.80                          3         36,497,482      1.9
1.81 - 1.90                          9         58,695,830      3.1
1.91 - 2.00                          2          3,000,000      0.2
2.01 - 2.10                          1          4,699,789      0.2
2.11 - 2.20                          1          6,250,000      0.3
2.21 - 2.30                          3         30,994,148      1.6
2.31 - 2.34                          2         32,955,000      1.7
-------------------------------------------------------------------
TOTAL:                             185      1,884,359,127    100.0
===================================================================
Min: 1.10   Max: 2.34   Wtd Avg: 1.39
-------------------------------------------------------------------

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the
Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and
Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the "Total" due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled subordinate loans are calculated in a manner that reflects only the indebtedness evidenced by that mortgage loan, without regard to the indebtedness evidenced by those non-pooled subordinate loans.

                                        6

                         $1,824,348,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR12
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR12

II. COLLATERAL CHARACTERISTICS - LOAN GROUP 2

CUT-OFF DATE BALANCE ($)
------------------------------------------------------------------
                                  NO. OF      AGGREGATE     % OF
                                 MORTGAGE   CUT-OFF DATE    LOAN
                                   LOANS     BALANCE ($)   GROUP 2
------------------------------------------------------------------
1,140,000 - 2,000,000                4         6,015,322      3.1
2,000,001 - 3,000,000                4        10,348,455      5.3
3,000,001 - 5,000,000                5        20,860,146     10.7
5,000,001 - 7,000,000                4        24,533,348     12.6
7,000,001 - 9,000,000                5        38,330,443     19.7
9,000,001 - 11,000,000               2        18,274,100      9.4
11,000,001 - 13,000,000              1        11,450,000      5.9
13,000,001 - 15,000,000              1        13,925,000      7.2
15,000,001 - 18,000,000              1        18,000,000      9.2
18,000,001 - 32,934,213              1        32,934,213     16.9
------------------------------------------------------------------
TOTAL:                              28       194,671,028    100.0
==================================================================
Min: 1,140,000   Max: 32,934,213   Average: 6,952,537
------------------------------------------------------------------

STATE
--------------------------------------------------------------------
                                   NO. OF      AGGREGATE      % OF
                                  MORTGAGED   CUT-OFF DATE    LOAN
                                 PROPERTIES    BALANCE ($)   GROUP 2
--------------------------------------------------------------------
Texas                                 5         38,982,952     20.0
Louisiana                             1         32,934,213     16.9
California                            3         26,849,912     13.8
   Northern California                2         18,793,333      9.7
   Southern California                1          8,056,579      4.1
Arizona                               2         16,807,231      8.6
Connecticut                           1         13,925,000      7.2
Ohio                                  2         12,987,839      6.7
New Jersey                            3          9,140,000      4.7
Washington                            1          7,917,610      4.1
Pennsylvania                          2          7,181,384      3.7
New York                              2          6,539,185      3.4
Other                                 6         21,405,701     11.0
--------------------------------------------------------------------
TOTAL:                               28        194,671,028    100.0
====================================================================

PROPERTY TYPE
--------------------------------------------------------------------
                                   NO. OF      AGGREGATE      % OF
                                  MORTGAGED   CUT-OFF DATE    LOAN
                                 PROPERTIES    BALANCE ($)   GROUP 2
--------------------------------------------------------------------
Multifamily                          27        183,221,028     94.1
Manufactured Housing Community        1         11,450,000      5.9
--------------------------------------------------------------------
TOTAL:                               28        194,671,028    100.0
====================================================================

MORTGAGE RATE (%)
------------------------------------------------------------------
                                  NO. OF      AGGREGATE      % OF
                                 MORTGAGE   CUT-OFF DATE     LOAN
                                  LOANS      BALANCE ($)   GROUP 2
------------------------------------------------------------------
5.3880 - 5.5000                      2        22,984,870     11.8
5.5001 - 5.7500                     13       114,160,059     58.6
5.7501 - 6.0000                      7        33,562,205     17.2
6.0001 - 6.2500                      2        13,127,902      6.7
6.2501 - 6.4510                      4        10,835,991      5.6
------------------------------------------------------------------
TOTAL:                              28       194,671,028    100.0
==================================================================
Min: 5.3880   Max: 6.4510   Wtd Avg: 5.7177
------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)
------------------------------------------------------------------
                                  NO. OF      AGGREGATE      % OF
                                 MORTGAGE   CUT-OFF DATE     LOAN
                                  LOANS      BALANCE ($)   GROUP 2
------------------------------------------------------------------
60                                   3        17,989,185       9.2
85 - 120                            25       176,681,843      90.8
------------------------------------------------------------------
TOTAL:                              28       194,671,028     100.0
==================================================================
Min: 60   Max: 120   Wtd Avg: 114
------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY OR ARD (MOS)
------------------------------------------------------------------
                                  NO. OF      AGGREGATE     % OF
                                 MORTGAGE   CUT-OFF DATE    LOAN
                                   LOANS     BALANCE ($)   GROUP 2
------------------------------------------------------------------
58 - 60                              3        17,989,185      9.2
85 - 119                            25       176,681,843     90.8
------------------------------------------------------------------
TOTAL:                              28       194,671,028    100.0
==================================================================
Min: 58   Max: 119   Wtd Avg: 113
------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (X)
------------------------------------------------------------------
                                  NO. OF     AGGREGATE       % OF
                                 MORTGAGE   CUT-OFF DATE     LOAN
                                  LOANS      BALANCE ($)   GROUP 2
------------------------------------------------------------------
1.11 - 1.20                          6        61,270,498     31.5
1.21 - 1.30                          8        45,418,983     23.3
1.31 - 1.40                          1         1,677,902      0.9
1.41 - 1.50                          7        43,663,645     22.4
1.51 - 1.60                          2        15,500,000      8.0
1.61 - 1.70                          1        18,000,000      9.2
1.71 - 2.88                          3         9,140,000      4.7
------------------------------------------------------------------
TOTAL:                              28       194,671,028    100.0
==================================================================
Min: 1.11   Max: 2.88   Wtd Avg: 1.40
------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
------------------------------------------------------------------
                                  NO. OF      AGGREGATE     % OF
                                 MORTGAGE   CUT-OFF DATE    LOAN
                                  LOANS      BALANCE ($)   GROUP 2
------------------------------------------------------------------
36.8 - 45.0                          2         5,140,000      2.6
45.1 - 50.0                          1         4,000,000      2.1
50.1 - 55.0                          2         6,539,185      3.4
55.1 - 60.0                          1         1,398,775      0.7
60.1 - 65.0                          4        33,552,481     17.2
65.1 - 70.0                          5        28,342,487     14.6
70.1 - 75.0                          6        69,630,036     35.8
75.1 - 79.9                          7        46,068,064     23.7
------------------------------------------------------------------
TOTAL:                              28       194,671,028    100.0
==================================================================
Min: 36.8   Max: 79.9   Wtd Avg: 69.5
------------------------------------------------------------------

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)
------------------------------------------------------------------
                                  NO. OF      AGGREGATE      % OF
                                 MORTGAGE   CUT-OFF DATE     LOAN
                                   LOANS     BALANCE ($)   GROUP 2
------------------------------------------------------------------
36.8 - 40.0                          2         5,140,000      2.6
45.1 - 50.0                          3         9,580,159      4.9
50.1 - 55.0                          4        19,441,665     10.0
55.1 - 60.0                          7        46,489,005     23.9
60.1 - 65.0                          4        54,034,974     27.8
65.1 - 70.0                          7        46,060,225     23.7
70.1 - 73.8                          1        13,925,000      7.2
------------------------------------------------------------------
TOTAL:                              28       194,671,028    100.0
==================================================================
Min: 36.8   Max: 73.8   Wtd Avg: 60.6
------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (AFTER IO PERIOD) (X)
------------------------------------------------------------------
                                  NO. OF      AGGREGATE     % OF
                                 MORTGAGE   CUT-OFF DATE    LOAN
                                   LOANS     BALANCE ($)   GROUP 2
------------------------------------------------------------------
1.11 - 1.20                          8        78,195,498     40.2
1.21 - 1.30                         13        81,273,983     41.7
1.31 - 1.40                          2        19,677,902     10.1
1.41 - 1.50                          2         6,383,645      3.3
1.61 - 2.88                          3         9,140,000      4.7
------------------------------------------------------------------
TOTAL:                              28       194,671,028    100.0
==================================================================
Min: 1.11   Max: 2.88   Wtd Avg: 1.31
------------------------------------------------------------------

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the
Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and
Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the "Total" due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled subordinate loans are calculated in a manner that reflects only the indebtedness evidenced by that mortgage loan, without regard to the indebtedness evidenced by those non-pooled subordinate loans.

                                        7

III.  LARGE LOAN DESCRIPTION

                                TEN LARGEST LOANS

-----------------------------------------------------------------------------------------------------------------
                                         MORTGAGE
MORTGAGE                                   LOAN                                  PROPERTY       CUT-OFF     % OF
LOAN NO.     PROPERTY NAME                SELLER         CITY         STATE        TYPE      DATE BALANCE   POOL
-----------------------------------------------------------------------------------------------------------------

    1      Woodland Mall (1)               PMCF     Grand Rapids        MI     Retail        $156,500,000    7.5%
    2      1675 Broadway (2)               PMCF     New York            NY     Office        $155,000,000    7.5%
    3      Orange Plaza (3)                PMCF     Middletown          NY     Retail        $ 90,500,000    4.4%
    4      Broken Sound Portfolio           WFB     Various             FL     Various       $ 47,000,000    2.3%
    5      Southdale Office Centre (2)      WFB     Edina               MN     Office        $ 44,500,000    2.1%
    6      Tower at Erieview (4)           BSCMI    Cleveland           OH     Office        $ 43,500,000    2.1%
    7      Embassy Office Park - Pool
              A (1)                        PMCF     Fairlawn            OH     Office        $ 36,350,000    1.7%
    8      Calypso Bay Apartments          PMCF     Gretna              LA     Multifamily   $ 32,934,213    1.6%
    9      Titan Portfolio (3)            PCF II    Various          Various   Industrial    $ 30,895,000    1.5%
   10      Stone Mountain Square (2)       BSCMI    Stone Mountain      GA     Retail        $ 30,800,000    1.5%
-----------------------------------------------------------------------------------------------------------------
           TOTAL/WEIGHTED AVERAGES                                                           $667,979,213   32.1%
=================================================================================================================

-----------------------------------------------------------------
                       LOAN              U/W
                       PER               DSCR   CUT-OFF   BALLOON
MORTGAGE   UNITS /     UNIT      U/W    AFTER     DATE      /ARD
LOAN NO.     SF        / SF     DSCR      IO      LTV       LTV
-----------------------------------------------------------------

    1      397,897   $ 393.32   1.51x   1.24x    79.9%     71.7%
    2      761,092   $ 203.65   1.99x   1.64x    44.3%     41.3%
    3      765,390   $ 118.24   1.40x   1.16x    78.7%     69.3%
    4      369,444   $ 127.22   1.40x   1.40x    75.0%     75.0%
    5      448,299   $  99.26   1.46x   1.25x    77.4%     72.7%
    6      703,205   $  61.86   1.57x   1.33x    72.5%     66.9%
    7      304,416   $ 119.41   1.41x   1.18x    79.5%     71.8%

    8          280   $117,622   1.20x   1.20x    72.1%     60.7%
    9      750,732   $  41.15   1.39x   1.20x    78.0%     74.5%
   10      336,663   $  91.49   1.46x   1.22x    70.0%     65.4%
-----------------------------------------------------------------
                                1.57X   1.33X    69.5%     63.6%
=================================================================

(1)  The loan is interest only for the initial 36 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term.

(2)  The subject $155,000,000 loan represents the A-Note portion of a
     $180,000,000 total first mortgage debt. All Loan per SF, LTV and DSCR numbers in this table are based on the A-Note. The loan is interest only for the initial 60 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term.

(3)  The loan is interest only for the initial 24 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term.

(4)  The loan is interest only for the initial 48 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term.

                                        8

                          $1,824,348,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR12
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR12

IV. COLLATERAL DESCRIPTION

                          LOAN GROUP 1 - 5 YEAR LOANS

----------------------------------------------------------------------------------------------------------------------
           MORTGAGE                                                                                CUT-OFF      % OF
MORTGAGE     LOAN                                                                   PROPERTY         DATE      TOTAL
LOAN NO.    SELLER    PROPERTY NAME                     CITY                STATE   TYPE           BALANCE      POOL
----------------------------------------------------------------------------------------------------------------------

    13       PMCF     Tuscany Plaza (1)                 Greenwood Village     CO    Office       $27,000,000    1.3%
    45       BSCMI    Wadsworth Boulevard Marketplace   Denver                CO    Retail       $12,025,000    0.6%
   113       PMCF     Meridian at Sugarloaf             Duluth                GA    Office       $ 5,500,000    0.3%
   191        WFB     4400 Blalock                      Houston               TX    Industrial   $ 1,780,000    0.1%
----------------------------------------------------------------------------------------------------------------------
                      TOTAL/WEIGHTED AVERAGES                                                    $46,305,000    2.2%
======================================================================================================================

--------------------------------------------------------------------------------------
                                       DSCR
                                       POST    CUT-OFF   BALLOON/   REM.
MORTGAGE               LOAN             IO       DATE       ARD      IO     REM. TERM
LOAN NO.      SF      PER SF   DSCR   PERIOD     LTV        LTV     TERM   TO MATURITY
--------------------------------------------------------------------------------------

    13     259,118   $104.20   1.36x   1.14x    61.4%      59.2%     23         59
    45     198,477   $ 60.59   1.84x   1.84x    62.8%      62.8%     57         57
   113      47,683   $115.35   1.51x   1.27x    79.7%      75.8%      9         57
   191      30,268   $ 58.81   1.54x   1.32x    77.4%      74.8%     22         58
--------------------------------------------------------------------------------------
                               1.51X   1.34X    64.6%      62.7%                58
======================================================================================

(1)  The subject $27,000,000 loan represents the A-Note portion of a $30,375,000 total first mortgage debt. All Loan per SF, LTV and DSCR numbers in this table are based on the A-Note.

                           LOAN GROUP 1 - 7 YEAR LOANS

-------------------------------------------------------------------------------------------------------------------------
           MORTGAGE                                                                                                  % OF
MORTGAGE     LOAN                                                                        PROPERTY    CUT-OFF DATE   TOTAL
LOAN NO.    SELLER    PROPERTY NAME                           CITY            STATE        TYPE         BALANCE      POOL
-------------------------------------------------------------------------------------------------------------------------

    9       PCF II    Titan Portfolio                         Various        Various   Industrial    $ 30,895,000    1.5%
   12         PCF     Centre at Laurel                        Laurel            MD     Retail        $ 27,200,000    1.3%
   14         PCF     Monandnock Marketplace                  Keene             NH     Retail        $ 26,785,000    1.3%
   16         WFB     Gwinnett Regional Distribution Center   Duluth            GA     Industrial    $ 23,000,000    1.1%
   34        BSCMI    Marriott Courtyard Solana Beach         Solana Beach      CA     Hospitality   $ 14,224,358    0.7%
   67        BSCMI    Best Western Miramar                    San Diego         CA     Hospitality   $  8,485,154    0.4%
   95        BSCMI    Best Western Porterville                Porterville       CA     Hospitality   $  6,712,953    0.3%
   97        BSCMI    Howard Johnson San Diego                San Diego         CA     Hospitality   $  6,663,043    0.3%
   98        BSCMI    Days Inn Mission Bay                    San Diego         CA     Hospitality   $  6,513,312    0.3%
   99        BSCMI    Days Inn Encinitas                      Encinitas         CA     Hospitality   $  6,363,580    0.3%
-------------------------------------------------------------------------------------------------------------------------
                      TOTAL/WEIGHTED AVERAGES                                                        $156,842,401    7.5%
=========================================================================================================================

-----------------------------------------------------------------------------------------
                       LOAN PER             DSCR    CUT-OFF   BALLOON/   REM.   REM. TERM
MORTGAGE      SF/         SF/             POST IO     DATE       ARD      IO        TO
LOAN NO.     ROOMS       ROOM     DSCR     PERIOD     LTV        LTV     TERM    MATURITY
-----------------------------------------------------------------------------------------

    9        750,732   $  41.15   1.39x    1.20x     78.0%      74.5%      23       71
   12        139,662   $ 194.76   2.24x    2.24x     55.3%      55.3%      81       81
   14        189,389   $ 141.43   2.34x    2.34x     54.7%      54.7%      81       81
   16      1,054,500   $  21.81   1.46x    1.22x     70.8%      69.1%      58       82
   34            115   $123,690   1.74x    1.74x     67.1%      60.9%     NAP       82
   67            105   $ 80,811   1.86x    1.86x     66.8%      60.8%     NAP       82
   95            115   $ 58,374   1.89x    1.89x     67.8%      61.6%     NAP       82
   97             98   $ 67,990   1.65x    1.65x     68.7%      62.4%     NAP       82
   98            117   $ 55,669   1.64x    1.64x     66.5%      60.4%     NAP       82
   99            124   $ 51,319   1.56x    1.56x     69.9%      63.5%     NAP       82
-----------------------------------------------------------------------------------------
                                  1.82X    1.74X     65.8%      62.9%               79
=========================================================================================

                                        9

                      MORTGAGE LOAN NO. 1 -- WOODLAND MALL

                               [5 PHOTOS OMITTED]

                                       10

                      MORTGAGE LOAN NO. 1 -- WOODLAND MALL

                                  [MAP OMITTED]

                                       11

                      MORTGAGE LOAN NO. 1 -- WOODLAND MALL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            PMCF

LOAN PURPOSE:                    Acquisition

ORIGINAL BALANCE:                $156,500,000

CUT-OFF DATE BALANCE:            $156,500,000

FIRST PAYMENT DATE:              05/05/2006

INTEREST RATE:                   5.58250%

AMORTIZATION TERM:               Months 1-36: Interest Only

                                 Months 37-120: 360 months

ARD:                             No

ANTICIPATED REPAYMENT DATE:      NAP

MATURITY DATE:                   04/05/2016

EXPECTED MATURITY BALANCE:       $140,483,727

SPONSOR:                         PREIT Associates LP

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 35-payment lockout from the first payment date,
                                 with the greater of 1% or yield maintenance for
                                 the following 84 payments, and open to
                                 prepayment without premium thereafter through
                                 the maturity date.

CUT-OFF DATE BALANCE PER SF:     $393.32

UP-FRONT RESERVES: (1)           None

ONGOING RESERVES: (2)            RE Taxes:      Springing
                                 Insurance:     Springing
                                 Replacement:   Springing

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                   NAP

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Retail

PROPERTY SUB-TYPE:               Regional Mall

LOCATION:                        Grand Rapids, MI

YEAR BUILT/RENOVATED:            1968 / 2006

PERCENT LEASED (AS OF):          87.7% (02/28/2006)

NET RENTABLE AREA:               397,897

THE COLLATERAL:                  A regional shopping center located in Grand
                                 Rapids, Michigan.

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             PREIT Services LLC

MOST RECENT NOI (AS OF):         $13,860,780 (TTM 10/31/2005)

2ND RECENT NOI (AS OF):          $14,730,619 (TTM 12/31/2004)

3RD RECENT NOI (AS OF):          $15,105,405 (TTM 12/31/2003)

U/W NET OP. INCOME:              $14,140,616

U/W NET CASH FLOW:               $13,345,571

APPRAISED VALUE (AS OF):         $195,800,000 (02/20/2006)

CUT-OFF DATE LTV RATIO:          79.9%

LTV RATIO AT MATURITY:           71.7%

U/W DSCR:                        1.51x

U/W DSCR POST IO:                1.24x
--------------------------------------------------------------------------------

(1)  In lieu of an up-front deposit for immediate repairs, the borrower is required to complete the immediate repairs set forth in the engineering report, all of which are to be completed no later than 210 days of origination. The sponsor has guaranteed the timely completion of all repairs.

(2)  The borrower is not required to make monthly tax, insurance, or capital expenditure deposits unless and until the earliest of: (i) the occurrence of a default under the loan; and/or (ii) the DSCR is less than 1.05x, as determined by lender on a quarterly basis (each, a "Reserve Trigger
     Event"). Upon a Reserve Trigger Event, the borrower is required to deposit
     1/12 of annual real estate taxes and annual insurance premiums each month, along with $17,655 each month for annual capital expenditures approved by lender.

THE WOODLAND MALL LOAN.

     THE LOAN. The largest loan (the "Woodland Mall Loan") is a $156,500,000 first mortgage loan secured by the borrower's fee simple interest in a super regional shopping center known as Woodland Mall located in Grand Rapids,
Michigan (the "Woodland Mall Property").

     THE BORROWER. The borrower, PR Woodland Limited Partnership, a Delaware limited partnership (the "Woodland Mall Borrower"), is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The Board of Directors of the Woodland Mall Borrower has two
independent directors. A non-consolidation opinion was delivered at origination.
The sponsor, PREIT Associates LP, is an affiliate of Pennsylvania Real Estate
Investment Trust ("PREIT"). PREIT (NYSE: PEI), founded in 1960, had a total market capitalization in excess of $3.9 billion for the quarter ended March 31,
2006. Headquartered in Philadelphia, Pennsylvania, PREIT's primary investment focus is on retail shopping malls and power and strip centers located in the
Mid-Atlantic region and in the eastern part of the U.S. As of March 31, 2006,
PREIT owned or had an interest in 51 retail properties in 13 states, comprised of 39 shopping malls and 12 strip and power centers, and one office property.
The retail properties totaled approximately 34.5 million square feet, of which
PREIT and its partnerships collectively own approximately 25.9 million square feet. PREIT directly leases and manages a majority of its properties. As of
March 31, 2006, PREIT reported total assets of approximately $3.1 billion and total stockholders' equity of approximately $968 million.

     The sponsor has master leased the vacant retail space (12.3% of the NRA) at the Woodland Mall Property at $478,200 per annum representing base rent and reimbursements. As the Woodland Mall Borrower re-tenants any portion of this space with an acceptable replacement tenant, the obligations of the sponsor in respect of rental payments under the master lease will be reduced and at such time as the amount of annual rental payments payable by the sponsor has been reduced to zero, the master lease will

                                       12

automatically be deemed terminated subject to the terms set forth in the mortgage loan documents. The sponsor is obligated to make rental payments upon the occurrence of a default under the loan.

     THE PROPERTY. The Woodland Mall Property is located in Grand Rapids,
Michigan. The collateral consists of 397,897 square feet of in-line retail space within four buildings, which include a theater and two restaurants. The Woodland
Mall Property is part of the larger Woodland Mall shopping center of approximately 1.2 million square feet (the "Center") anchored by Sears, J.C.
Penney, and Marshall Field's, all of which own their own stores, as well as by
Kohl's (separately owned). These anchor stores are not included in the collateral, but contribute to CAM reimbursements. As of February 28, 2006, the
Woodland Mall Property was 87.7% leased by 105 tenants, while the Center, including non-collateral space, was approximately 96% leased. The Center was built between 1968 and 1989, with major renovations and remodeling in 1998 and in 2001. Since 2005, the Woodland Mall Property had expanded its restaurant and entertainment components, with a new 14-screen Cinemark Theater and two freestanding restaurants (On the Border and Red Robin Restaurant). The Red Robin
Restaurant is currently under construction, with occupancy and rental payments expected to commence by August 1, 2006. A range of national and regional tenants including Hollister, Banana Republic, Coldwater Creek, Williams-Sonoma, Ann
Taylor, Brookstone, Apple, and Chico's tenant the Woodland Mall Property, and no single tenant is responsible for more than 12% of the total net rentable area.

     More specific information about the Center is set forth in the tables below:

------------------------------------------------------------------------------------------------------------------
                                                           CREDIT RATING OF
                                                            PARENT COMPANY
ANCHOR             PARENT COMPANY                      (FITCH/MOODY'S/S&P) (1)     GLA     COLLATERAL INTEREST (2)
------------------------------------------------------------------------------------------------------------------

Sears              Sears Holdings Corporation                 BB/Ba1/BB+         312,965              No
J.C. Penney        J.C. Penney Company, Inc.                BBB-/Baa3/BBB-       254,905              No
Marshall Field's   Federated Department Stores, Inc.        BBB+/Baa1/BBB        157,316              No
Kohl's             Kohl's Corporation                         A/A3/BBB+           71,000              No
------------------------------------------------------------------------------------------------------------------
TOTAL                                                                            796,186
==================================================================================================================

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Each of the anchor tenants contributes towards common area maintenance reimbursements.

------------------------------------------------------------------------------------------------------------------------------
                                                                                       % OF TOTAL     ANNUALIZED
                                                                        ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                             CREDIT RATING (FITCH/    TENANT   % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                     MOODY'S/S&P) (1)       NRA      NRA   BASE RENT ($)     BASE RENT     ($ PER NRA)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

Cinemark Theater (Out-lot)          --/--/B+          46,922    12%    $   516,142          4%          $11.00      11/30/2020
The Gap/Gap Kids                 BBB-/Baa3/BBB-       12,480     3%    $   461,760          4%          $37.00      02/29/2012
Victoria's Secret                 --/Baa2/BBB         10,849     3%    $   273,829          2%          $25.24      01/31/2016
Forever 21                          --/--/--          10,060     3%    $   315,000          2%          $31.31      01/31/2012
American Eagle Outfitters           --/--/--           8,263     2%    $   476,091          4%          $57.62      01/31/2009
Express                           --/Baa2/BBB          8,213     2%    $   287,455          2%          $35.00      01/31/2010
Waldenbooks (MTM) (2)               --/--/--           8,000     2%    $   239,880          2%          $29.98      02/28/2006
J. Crew                            --/Caa1/B           7,980     2%    $   199,500          2%          $25.00      01/31/2012
Express Men                       --/Baa2/BBB          7,628     2%    $   266,980          2%          $35.00      05/31/2006
Red Robin Restaurant (3)            --/--/--           7,100     2%    $   100,000          1%          $14.08      07/31/2021
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                               127,495    32%    $ 3,136,637         24%          $24.60
==============================================================================================================================

Other Tenants                         NAP            221,416    56%    $ 9,763,948         76%          $44.10        Various
Vacant Space (4)                      NAP             48,986    12%    $         0          0%          $ 0.00          NAP
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                               397,897   100%    $12,900,585        100%          $32.42
==============================================================================================================================

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the leases.

(2)  The tenant's lease expired in 2005, but the tenant was still in occupancy and paying rent to the borrower on a MTM basis as of the occupancy date.

(3)  Improvements are under construction and the tenant is anticipated to open for business and commence rental payments by August 1, 2006.

(4)  This space is master leased by the sponsor. See "The Borrower" above.

                                       13

                                          LEASE ROLLOVER SCHEDULE (1)

----------------------------------------------------------------------------------------------------------------
             # OF LEASES   TOTAL SF   % OF TOTAL SF   CUMULATIVE TOTAL SF   CUMULATIVE % OF   AVG. BASE RENT PER
   YEAR        EXPIRING    EXPIRING      EXPIRING           EXPIRING          SF EXPIRING         SF EXPIRING
----------------------------------------------------------------------------------------------------------------

  Vacant          --        48,986         12%               48,986                12%                  --
  MTM (2)          2         8,810          2%               57,796                15%              $38.58
   2006            2         9,225          2%               67,021                17%              $55.79
   2007           12        23,833          6%               90,854                23%              $49.99
   2008           12        22,105          6%              112,959                28%              $42.67
   2009           12        36,170          9%              149,129                37%              $42.50
   2010            8        17,239          4%              166,368                42%              $47.06
   2011            9        17,809          4%              184,177                46%              $41.95
   2012           10        42,584         11%              226,761                57%              $42.01
   2013            7        16,751          4%              243,512                61%              $34.47
   2014            8        15,929          4%              259,441                65%              $53.20
   2015           11        42,931         11%              302,372                76%              $30.54
Thereafter        12        95,525         24%              397,897               100%              $23.98
================================================================================================================

(1)  The information in the table is based on the actual rent roll dated
     February 28, 2006 and leases in place.

(2)  MTM tenants are classified as tenants whose leases expired prior to 2006, but the tenants were still in occupancy and paying rent to the borrower as of the occupancy date. MTM tenants include one tenant (0.20% of Total SF), whose lease expired on 1/31/2006.

     PROPERTY MANAGEMENT. The Woodland Mall Property is managed by PREIT
Services LLC, an affiliate of the Woodland Mall Borrower.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not Allowed.

                                       14

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                       15

                      MORTGAGE LOAN NO. 2 -- 1675 BROADWAY

                               [3 PHOTOS OMITTED]

                                       16

                      MORTGAGE LOAN NO. 2 -- 1675 BROADWAY

                                  [MAP OMITTED]

                                       17

                      MORTGAGE LOAN NO. 2 -- 1675 BROADWAY

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              PMCF

LOAN PURPOSE:                      Refinance

ORIGINAL BALANCE: (1)              $155,000,000

CUT-OFF DATE BALANCE: (1)          $155,000,000

FIRST PAYMENT DATE:                07/05/2006

INTEREST RATE:                     5.63750%

AMORTIZATION TERM:                 Months 1-60: Interest Only
                                   Months 61-120: 360 months

ARD:                               No

ANTICIPATED REPAYMENT DATE:        NAP

MATURITY DATE:                     06/05/2016

EXPECTED MATURITY BALANCE:         $144,498,888

SPONSORS:                          Jack Rudin, Beth Rudin DeWoody, Eric C.
                                   Rudin, Madeleine Rudin Johnson, William C.
                                   Rudin, Katherine L. Rudin

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   48-payment lockout from the first payment
                                   date, with the greater of 1% or yield
                                   maintenance for the following 69 payments,
                                   and open to prepayment without premium
                                   thereafter through the maturity date.

CUT-OFF DATE BALANCE PER SF: (1)   $203.65

UP-FRONT RESERVES:                 RE Taxes:          $5,333,333
                                   Other: (2)         $15,000,000

ONGOING RESERVES:(2)               RE Taxes:          $1,019,431 / month
                                   Insurance: (3)     Springing
                                   Replacement: (3)   Springing
                                   TI/LC: (3)         Springing
                                   Other: (4)         Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING: (5)                 BBB+ / Baa3

SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 Urban

LOCATION:                          New York, NY

YEAR BUILT/RENOVATED:              1989 / NAP

PERCENT LEASED (AS OF):            99.5% (03/01/2006)

NET RENTABLE AREA:                 761,092

THE COLLATERAL:                    A 35-story, Class A office building located
                                   in New York, New York.

OWNERSHIP INTEREST:                Leasehold

PROPERTY MANAGEMENT:               Rudin Management

MOST RECENT NOI (AS OF):           $16,769,282 (TTM 12/31/2005)

2ND RECENT NOI (AS OF):            $19,088,049 (TTM 12/31/2004)

3RD RECENT NOI (AS OF):            $18,638,373 (TTM 12/31/2003)

U/W NET OP. INCOME: (6)            $19,075,983

U/W NET CASH FLOW: (6)             $17,603,232

APPRAISED VALUE (AS OF):           $350,000,000 (05/01/2006)

CUT-OFF DATE LTV RATIO: (1)(7)     44.3%

LTV RATIO AT MATURITY: (1)(7)      41.3%

U/W DSCR: (1)(6)(8)                1.99x

U/W DSCR POST IO: (1)(6)(8)        1.64x
--------------------------------------------------------------------------------

(1)  The subject $155,000,000 loan represents the A-Note portion of an
     $180,000,000 total mortgage debt. All Loan per SF, LTV and DSCR numbers in this table are based on the A-Note.

(2)  The borrower deposited $15,000,000 into a reserve account to be used to pay for tenant improvements and leasing commissions in connection with re-leasing the office space currently leased by Entertainment Weekly and
     The MacManus Group. In the event the Entertainment Weekly lease is renewed for a term of at least 10 years, $36.00 per square foot pursuant to such renewal lease will be released from the reserve and returned to the borrower. In the event The MacManus Group lease is renewed for a term of at least 10 years, all remaining funds will be released from the reserve and returned to the borrower.

(3)  Upon the occurrence of a Trigger Event, the borrower is required to make insurance (1/12 of annual insurance premiums per month), replacement
     ($22,000 per month), and TI/LC ($130,000 per month) deposits. A Trigger
     Event means (i) there is an event of default under the loan documents, or
     (ii) the DSCR is less than or equal to 1.15x for two consecutive calendar quarters ("DSCR Event"). So long as no event of default exists, in the event the DSCR falls below 1.15x, but is greater than 1.05x for two consecutive calendar quarters, the borrower may deliver to the lender, up to four times, funds in an amount that will bring the DSCR to 1.15x, and in such event, no DSCR Event will be deemed to have occurred for the two consecutive calendar quarters in question.

(4)  Upon the occurrence of a Trigger Event, the borrower is required to make monthly payments equal to the amount of ground rent that will be due on or prior to the next monthly payment date.

(5)  Standard and Poor's Ratings Services and Moody's Investors Service, Inc.
     have confirmed that the 1675 Broadway Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB+" / "Baa3", respectively.

(6)  Real estate taxes from 1989 through 1995 were deferred until 1998 under New
     York's ICIP program. Deferred tax payments of $2,161,826 per year are due through 2008 in addition to annual real estate taxes. The deferred tax payments were not included in underwritten net operating income and underwritten net cash flow. The deferred tax payments are included in monthly deposits to the RE Taxes reserve.

(7)  The Cut-off Date LTV Ratio and LTV Ratio at Maturity of the $180,000,000
     total first mortgage debt are 51.4% and 48.0%, respectively.

(8)  The DSCR is based solely on the A-Note portion. The DSCR based on the total first mortgage debt during the interest only period is 1.69x. The DSCR based on the total first mortgage debt would be 1.40x, based on the principal and interest payment.

THE 1675 BROADWAY LOAN.

     THE LOAN. The second largest loan (the "1675 Broadway Loan") is a
$155,000,000 A-Note, which is the senior portion of a $180,000,000 first mortgage loan secured by the borrower's leasehold interest in a 35-story,
761,092 square foot office building with ground level retail (the "1675 Broadway
Property") located in New York, New York. The subordinate portion of the total first mortgage loan is evidenced by a subordinate B-note in the original principal amount of $25,000,000 (the "B-Note").

                                       18

     THE BORROWER. The borrower, Broadway 52nd, L.P., is a Delaware limited partnership (the "1675 Broadway Borrower") and is a single-purpose entity that owns no material assets other than the 1675 Broadway Property and related interests. The general partner of the 1675 Broadway Borrower was structured with two independent managers. A non-consolidation opinion was delivered at origination. The sponsors are Jack Rudin, Beth Rudin DeWoody, Eric C. Rudin,
Madeleine Rudin Johnson, William C. Rudin, and Katherine L. Rudin. The Rudin
organization is a family-run, private company with more than 70 years of experience in owning and operating commercial real estate in New York City.

     THE PROPERTY. The 1675 Broadway Property is a 35-story office building
(with ground floor and mezzanine retail space) containing approximately 761,092 rentable square feet. There is also an underground garage with 61 parking spaces. The improvements are located in Midtown Manhattan between 52nd and 53rd
Streets on Broadway. This location is proximate to several New York City subway lines.

The following table presents certain information relating to the tenants at the
1675 Broadway Property:

-------------------------------------------------------------------------------------------------------------------------
                                                                                  % OF TOTAL    ANNUALIZED
                          CREDIT RATING                           ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                              (FITCH/        TENANT              UNDERWRITTEN    UNDERWRITTEN   BASE RENT        LEASE
TENANT NAME              MOODY'S/S&P) (1)     NRA     % OF NRA   BASE RENT ($)    BASE RENT     ($ PER NRA)    EXPIRATION
-------------------------------------------------------------------------------------------------------------------------

The MacManus Group          --/Baa2/BBB+    359,387      47%      $13,783,656         45%          $38.35      09/30/2010
Mayer Brown Rowe & Maw       --/--/--       247,933      33%      $10,226,764         34%          $41.25      08/31/2015
Arent Fox                    --/--/--        86,215      11%      $ 3,982,784         13%          $46.20      06/30/2018
Entertainment Weekly       --/Baa2/BBB+      62,225       8%      $ 2,310,581          8%          $37.13      12/31/2009
Starbucks                    --/--/--         1,290       0%      $    90,000          0%          $69.77      02/28/2014
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      757,050      99%      $30,393,785        100%          $40.15
=========================================================================================================================
Vacant Space                   NAP            4,042       1%      $         0          0%          $ 0.00         NAP
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      761,092     100%      $30,393,785        100%          $40.15
=========================================================================================================================

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

----------------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SCHEDULE (1)

             # OF LEASES   TOTAL SF   % OF TOTAL SF   CUMULATIVE TOTAL   CUMULATIVE % OF   AVG. BASE RENT PER SF
   YEAR        EXPIRING    EXPIRING     EXPIRING        SF EXPIRING        SF EXPIRING            EXPIRING
----------------------------------------------------------------------------------------------------------------

  Vacant        --            4,042         1%              4,042              1%                    --
   MTM           2 (2)          300         --              4,342              1%                 $36.13(2)
   2006          2 (2)           --         --              4,342              1%                    (2)
   2007         --               --         --              4,342              1%                    --
   2008          1               --         --              4,342              1%                    (2)
   2009          2 (2)       61,925         8%             66,267              9%                 $37.03(2)
   2010          2 (2)      359,387        47%            425,654             56%                 $38.65(2)
   2011          2 (2)           --         --            425,654             56%                    (2)
   2012         --               --         --            425,654             56%                    --
   2013         --               --         --            425,654             56%                    --
   2014          1            1,290         --            426,944             56%                  $69.77
   2015          1          247,933        33%            674,877             89%                  $41.30
Thereafter       1           86,215        11%            761,092            100%                  $46.20
----------------------------------------------------------------------------------------------------------------

(1)  The information in the table is based on the actual rent roll dated March
     1, 2006.

(2)  Additional rental revenue is generated from several leases whereby the tenants do not physically occupy any NRA. The Average Base Rent per SF
     Expiring is inclusive of this additional revenue generated from these leases.

     PROPERTY MANAGEMENT. The 1675 Broadway Property is managed by the Rudin
Management Co., Inc., an affiliate of the 1675 Broadway Borrower.

     ADDITIONAL INDEBTEDNESS. The 1675 Broadway Property also secures a subordinate B-Note, with an original principal balance of $25,000,000. Only the
A-Note is included in the trust. The combined aggregate original principal balance of the A-Note and B-Note was $180,000,000. The B-Note has a 10-year term
(interest only first 5 years) with a 30 year amortization schedule and 6.2135%
interest rate. The holder of the B-Note will have various consent rights with respect to material servicing decisions, a right to appoint or replace the special servicer, a right to cure defaults and an option to purchase the A-Note under certain circumstances. For more information with respect to these rights, see "Description of the Mortgage Pool--Subordinate and/or Other Financing--Split
Loan Structures--The 1675 Broadway Loan Group" in the Prospectus Supplement. The
B-Note is currently held by The Prudential Insurance Company of America.

     The 1675 Broadway Borrower is permitted to obtain unsecured loans from related Rudin family entities not to exceed $5,000,000. Additionally, mezzanine financing secured only by equity interests other than those of the borrower's single purpose general partnership in an amount up to $10,000,000 will be permitted, provided the DSCR of the 1675 Broadway Loan is at least 1.35x and the combined DSCR, inclusive of the entire 1675 Broadway Loan, B-note and mezzanine debt, is at least 1.25x, subject

                                       19

to written confirmation from each of the Rating Agencies then rating the series
2006-PWR12 certificates that the incurrence of such debt will not result in the qualification, downgrade or withdrawal of any of the ratings on the series
2006-PWR12 certificates

     GROUND LEASE. The 1675 Broadway Property is encumbered by a ground lease that expires December 31, 2039 and has five, 20-year renewal options. Annual rent payments are currently $3,650,000 and will increase to $4,050,000 on
January 1, 2011. In addition to base rent, the 1675 Broadway Borrower is required to make additional rent payments contingent upon an NOI formula detailed in the ground lease. Currently, the 1675 Broadway Property's NOI does not require any additional rent payments to be made. The 1675 Broadway Borrower is also required to pay to the ground lessor 5% of the proceeds over
$155,000,000 on any secured financing or refinancing, subject to allowable deductions as described in the ground lease. The ground lessor is The Shubert
Organization, which owns the adjacent Broadway Theater. Additionally, subject to terms and conditions under the ground lease, both the ground lessor and the 1675
Broadway Borrower have a right of first refusal to purchase the other party's interest in the 1675 Broadway Property if such party desires to sell its interest. The right of first refusal applies to a sale of a 50% or more of the equity interests in the selling party.

     RELEASE OF PARCELS. Not Allowed.

                                       20

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                       21

                       MORTGAGE LOAN NO. 3 -- ORANGE PLAZA

                               [4 PHOTOS OMITTED]

                                       22

                       MORTGAGE LOAN NO. 3 -- ORANGE PLAZA

                                  [MAP OMITTED]

                                       23

                       MORTGAGE LOAN NO. 3 -- ORANGE PLAZA

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          PMCF

LOAN PURPOSE:                  Refinance

ORIGINAL BALANCE:              $90,500,000

CUT-OFF DATE BALANCE:          $90,500,000

FIRST PAYMENT DATE:            04/05/2006

INTEREST RATE:                 5.63500%

AMORTIZATION TERM:             Months 1-24: Interest Only
                               Months 25-120: 360 months

ARD:                           No

ANTICIPATED REPAYMENT DATE:    NAP

MATURITY DATE:                 03/05/2016

EXPECTED MATURITY BALANCE:     $79,697,772

SPONSOR:                       Robert C. Baker

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               28-payment lockout from the first payment date,
                               with U.S. Treasury defeasance for the following
                               88 payments, and open to prepayment without
                               premium thereafter through the maturity date.

CUT-OFF DATE BALANCE PER SF:   $118.24

UP-FRONT RESERVES:             RE Taxes: (1)      $941,566 (LOC)
                               Insurance: (2)     $46,975

ONGOING RESERVES:              Replacement: (3)   $5,221 / month
                               TI/LC: (4)         Springing

LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                 NAP

SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Retail

PROPERTY SUB-TYPE:             Anchored

LOCATION:                      Middletown, NY

YEAR BUILT/RENOVATED:          1971 / 2002

PERCENT LEASED (AS OF):        99.4% (01/10/2006)

NET RENTABLE AREA:             765,390

THE COLLATERAL:                An anchored retail center located in Middletown,
                               New York.

OWNERSHIP INTEREST:            Fee

PROPERTY MANAGEMENT:           National Realty & Development Corp.

MOST RECENT NOI (AS OF):       $8,044,806 (TTM 12/31/2005)

2ND RECENT NOI (AS OF):        $7,102,759 (TTM 12/31/2004)

3RD RECENT NOI (AS OF):        $6,734,547 (TTM 12/31/2003)

U/W NET OP. INCOME:            $7,541,526

U/W NET CASH FLOW:             $7,252,105

APPRAISED VALUE (AS OF):       $115,000,000 (01/13/2006)

CUT-OFF DATE LTV RATIO:        78.7%

LTV RATIO AT MATURITY:         69.3%

U/W DSCR:                      1.40x

U/W DSCR POST IO:              1.16x
--------------------------------------------------------------------------------

(1)  In lieu of monthly deposits, the borrower posted a letter of credit at origination in the base amount of $941,566, which is equivalent to six months of real estate taxes and assessments.

(2)  In lieu of monthly deposits, a deposit in the amount of $46,975 equal to six months of insurance premiums was collected at origination.

(3)  Monthly deposits into the replacement reserve account are subject to a
     $313,270 cap.

(4)  Commencing on the earlier to occur of (i) a "Key Tenant" (as hereinafter defined) vacating or going dark, (ii) a Key Tenant terminating its lease,
     (iii) certain insolvency-related events with respect to a Key Tenant, or
     (iv) a Key Tenant failing to renew its lease, the borrower will be required to fund a reserve on a monthly basis to pay unaffiliated, third party leasing commissions and tenant improvements costs relating to the Key
     Tenant's space, to the extent that there is excess cash flow from the property after payment of debt service, capital expenditures and operating expenses, subject to a cap of the amount obtained by multiplying $6.00 by the NRA of the Key Tenant's space. The monthly escrow is subject to reduction in certain circumstance and will cease with respect to that Key
     Tenant if, among other things, the Key Tenant renews or affirms its lease or an acceptable replacement tenant takes occupancy and begins paying full rent on the space. In lieu of a monthly escrow, the borrower may elect to post a letter of credit in the face amount of the cap. A Key Tenant is defined as any tenant that leases 20,000 or more square feet of NRA or a ground tenant that has constructed improvements consisting of 20,000 or more square feet.

THE ORANGE PLAZA LOAN.

     THE LOAN. The third largest loan (the "Orange Plaza Loan") is a $90,500,000 first mortgage loan secured by the borrower's fee simple interest in a regional power center known as Orange Plaza located in Middletown, New York (the "Orange
Plaza Property").

     THE BORROWER. The borrower, Middletown I Resources L.P., a Delaware limited partnership (the "Orange Plaza Borrower"), is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The general partner of the Orange Plaza Borrower is structured with an independent director. A non-consolidation opinion was delivered at origination. The sponsor is Robert C. Baker, Chairman and CEO of National Realty & Development Corp. Mr.
Baker has been an active developer and owner of real estate for the past 45 years, and presently owns approximately 75 shopping centers located throughout
14 states, as well as a number of office buildings and industrial buildings.

     THE PROPERTY. The Orange Plaza Property, located in Middletown, New York, consists of 765,390 square feet of anchor and in-line retail space on approximately 80 acres. The Orange Plaza Property was built in 1971, and expanded in 1978, with additional renovations and remodeling completed in 2002.
The site fronts on the south side of Route 211 and the east side of Dunning
Road, directly adjacent to the west side of Route 17. Although it has a
Middletown address, the Orange Plaza Property is physically located in the Town of Wallkill. The collateral includes 11 outparcels, including 9 ground leased pads, with tenants owning their own improvements (not part of the collateral).
The Orange Plaza Property is anchored by Wal-Mart, Home Depot USA, Kohl's
Department Stores, and Burlington Coat Factory. Other significant tenants include Marshall's Store, Bed Bath & Beyond, Staples Inc., and Modell's
Sporting. As of January 10, 2006, the Orange Plaza Property was 99.4% leased to
43 tenants.

                                       24

     More specific information about the Orange Plaza Property is set forth in the tables below:

----------------------------------------------------------------------------------------------------------
                                                       CREDIT RATING OF
                                                        PARENT COMPANY
ANCHOR                     PARENT COMPANY          (FITCH/MOODY'S/S&P) (1)     GLA     COLLATERAL INTEREST
----------------------------------------------------------------------------------------------------------

Wal-Mart                   Wal-Mart Stores, Inc.           AA/Aa2/AA         228,910           Yes
Home Depot USA             Home Depot, Inc.                AA/Aa3/AA         112,058           Yes
Kohl's Department Stores   Kohl's Corporation              A/A3/BBB+          89,531           Yes
Burlington Coat Factory    Bain Capital, LLC               --/--/--           84,897           Yes
----------------------------------------------------------------------------------------------------------
TOTAL                                                                        515,396
==========================================================================================================

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

------------------------------------------------------------------------------------------------------------------
                                                                           % OF TOTAL     ANNUALIZED
                            CREDIT RATING                    ANNUALIZED    ANNUALIZED    UNDERWRITTEN
                               (FITCH/       TENANT  % OF   UNDERWRITTEN  UNDERWRITTEN     BASE RENT      LEASE
TENANT NAME                MOODY'S/S&P)(1)   NRA(2)   NRA  BASE RENT ($)    BASE RENT   ($ PER NRA)(2)  EXPIRATION
------------------------------------------------------------------------------------------------------------------

Wal-Mart                      AA/Aa2/AA     228,910   30%    $2,450,742        28%          $10.71      04/23/2022
Home Depot USA                AA/Aa3/AA     112,058   15%    $  325,000         4%          $ 2.90      01/31/2010
Kohl's Department Stores      A/A3/BBB+      89,531   12%    $  534,223         6%          $ 5.97      01/28/2023
Burlington Coat Factory      CCC/Caa1/B      84,897   11%    $  560,000         6%          $ 6.60      03/31/2014
Marshall's Store               --/A3/A       30,000    4%    $  375,000         4%          $12.50      05/31/2012
Bed Bath & Beyond             --/--/BBB      25,384    3%    $  423,150         5%          $16.67      01/31/2013
Staples Inc.                BBB+/Baa2/BBB    23,750    3%    $  285,000         3%          $12.00      09/30/2017
Rag Shop Store                --/--/--       18,942    2%    $  246,246         3%          $13.00      08/31/2012
Modell's Sporting             --/--/--       18,080    2%    $  288,000         3%          $15.93      06/30/2017
Brown Group Retail
(Famous Footwear)             BB+/Ba3/BB     12,000    2%    $  198,000         2%          $16.50      08/31/2012
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      643,552   84%    $5,685,361        66%          $ 8.83
==================================================================================================================
Other Tenants                    NAP        117,109   15%    $2,993,824        34%          $25.56        Various
Vacant Space                     NAP          4,729    1%    $        0         0%          $ 0.00          NAP
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      765,390  100%    $8,679,185       100%          $11.34
==================================================================================================================

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Excludes square footage of ground lease tenants. Annualized Underwritten
     Base Rent includes the rental revenue generated by the ground lease tenants, but excludes the SF. The ground leased space totals 48,452 SF.

-------------------------------------------------------------------------------------------------------
                                       LEASE ROLLOVER SCHEDULE (1)

               # OF LEASES  TOTAL SF  % OF TOTAL SF  CUMULATIVE TOTAL  CUMULATIVE % OF   AVG. BASE RENT
     YEAR        EXPIRING   EXPIRING     EXPIRING       SF EXPIRING      SF EXPIRING    PER SF EXPIRING
-------------------------------------------------------------------------------------------------------

    Vacant          1          4,729        1%              4,729              1%            --
   2006(2)          1         10,000        1%             14,729              2%          $16.00
     2007           2         13,200        2%             27,929              4%          $14.00
   2008(3)          1             --       --              27,929              4%            (3)
     2009           1          1,548       --              29,477              4%          $26.00
   2010(3)          3        114,558       15%            144,035             19%          $ 3.72
     2011          --             --       --             144,035             19%            --
     2012          10         89,509       12%            233,544             31%          $15.45
     2013           6         52,953        7%            286,497             37%          $17.23
     2014           4         98,722       13%            385,219             50%          $ 9.06
   2015(3)          3          5,400        1%            390,619             51%          $48.19
Thereafter(3)      12        374,771       49%            765,390            100%          $11.62
-------------------------------------------------------------------------------------------------------

(1)  The information in the table is based on the actual rent roll dated January
     10, 2006.

(2)  The tenant whose lease expires in 2006 will reportedly not be renewing its lease.

(3)  Includes one or more ground lease tenants for which a square footage of zero was assigned. Avg. Base Rent per SF Expiring includes the rental revenue generated by the ground lease tenants, but excludes the SF. The ground leased space totals 48,452 SF.

     PROPERTY MANAGEMENT. The Orange Plaza Property is managed by National
Realty & Development Corp., an affiliate of the Orange Plaza Borrower.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. The Orange Plaza Borrower is entitled to obtain a release of an undeveloped outparcel, without any required prepayment of the
Orange Plaza Loan, provided that it satisfies certain conditions specified in the mortgage loan documents. The lender did not underwrite any income from this outparcel, and the appraisal did not assign any value to this outparcel.

                                       25

                  MORTGAGE LOAN NO. 4 -- BROKEN SOUND PORTFOLIO

                               [4 PHOTOS OMITTED]

                                       26

                  MORTGAGE LOAN NO. 4 -- BROKEN SOUND PORTFOLIO

                                  [MAP OMITTED]

                                       27

                  MORTGAGE LOAN NO. 4 -- BROKEN SOUND PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:         WFB

LOAN PURPOSE:                 Refinance

ORIGINAL BALANCE:             $47,000,000

CUT-OFF DATE BALANCE:         $47,000,000

FIRST PAYMENT DATE:           07/01/2006

INTEREST RATE:                6.14000%

AMORTIZATION TERM:            Interest Only

ARD:                          No

ANTICIPATED REPAYMENT DATE:   NAP

MATURITY DATE:                06/01/2016

EXPECTED MATURITY BALANCE:    $47,000,000

SPONSORS:                     Paul Milhous, Robert Milhous, Ropamil LP, Paul
                              Milhous Trust, and Robert Milhous Trust

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              24-payment lockout from the first payment date,
                              with U.S. Treasury defeasance for the following 92
                              payments, and open to prepayment without premium
                              thereafter through the maturity date.

CUT-OFF DATE BALANCE PER SF:  $127.22

UP-FRONT RESERVES:            RE Taxes:                    $315,210
                              Insurance:                   $76,649

ONGOING RESERVES:             RE Taxes:                    $45,030 / month
                              Insurance:                   $25,550 / month
                              Replacement: (1)             Springing
                              TI/LC: (2)                   Springing

LOCKBOX:                      Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                NAP

SINGLE ASSET/PORTFOLIO:       Portfolio

PROPERTY TYPE:                Various

PROPERTY SUB-TYPE:            Various

LOCATION:                     Various - See Table

YEAR BUILT/RENOVATED:         Various - See Table

PERCENT LEASED (AS OF):       96.3% (05/15/2006)

NET RENTABLE AREA:            369,444

THE COLLATERAL:               Five properties located in Florida.

OWNERSHIP INTEREST:           Fee

PROPERTY MANAGEMENT:          Paige Associates, Inc. (d/b/a Paige Charters Inc.)

MOST RECENT NOI (AS OF):      $3,124,267 (TTM 12/31/2005)

2ND RECENT NOI (AS OF):       NAP

3RD RECENT NOI (AS OF):       NAP

U/W NET OP. INCOME:           $4,399,906

U/W NET CASH FLOW:            $4,103,406

APPRAISED VALUE (AS OF):      $62,700,000 (02/2006)

CUT-OFF DATE LTV RATIO:       75.0%

LTV RATIO AT MATURITY:        75.0%

U/W DSCR:                     1.40x

U/W DSCR POST IO:             NAP
--------------------------------------------------------------------------------

(1)  Following the occurrence and continuance of a default under the loan, the borrower is required to fund a Replacement Reserve in an amount equal to one-twelfth of the product of (a) the then total aggregate number of rentable square feet at the mortgaged properties and (b) $0.17.

(2)  Following the occurrence and continuance of a default under the loan, the borrower is required to fund a TI/LC Reserve in an amount equal to one-twelfth of the product of (a) the then total aggregate number of rentable square feet at the mortgaged properties and (b) $7.00. The borrower and sponsor will be required to post a letter of credit, or fund a designated Springing TI Impound in the event SBA Communications, among other things, gives notice that it will not exercise its option to extend its lease, fails to exercise the renewal option at least 6-months prior to the expiration of its lease, defaults or elects to terminate the lease. The amount of the impound must equal 6-months of SBA Communications' then current gross rent. So long as no default under the loan exists, the impound will be disbursed upon the satisfaction of certain conditions in amount(s) equal to the product of (a) the springing impound amount, and (b)
     a fraction, whereby the numerator is the total rentable square feet of the new or renewed lease, and the denominator is 79,131.

THE BROKEN SOUND PORTFOLIO LOAN.

     THE LOAN. The fourth largest loan (the "Broken Sound Portfolio Loan") as evidenced by the Consolidated, Amended, Restated and Renewal Promissory Note
Secured By Mortgage (the "Broken Sound Portfolio Note") is secured pursuant to the Amended and Restated Mortgage and Absolute Assignment of Rents and Leases
and Security Agreement (and Fixture Filing) (the "Broken Sound Portfolio
Mortgage") by the Borrower's fee interest in five properties located in Florida
(the "Broken Sound Portfolio Properties").

     THE BORROWER. The borrowers, 990 South Rogers Associates, LLC, 5900-6000
Broken Sound Associates, LLC, 6100 Broken Sound Associates, LLC, and Colonnade
Plaza Associates, LLC, are single purpose entities that own no material assets other than the Broken Sound Portfolio Properties and related interests. Each of the borrowers are single member Delaware limited liability companies. A non-consolidation opinion was delivered at origination. The sponsors of the loan are Paul Milhous, Robert Milhous, Ropamil LP, Robert Milhous Trust and Paul
Milhous Trust (individually and collectively, as context may require, the
"Broken Sound Sponsor"). The Broken Sound Sponsor has approximately 40 years of commercial real estate experience with interests in 12 properties consisting of approximately one million square feet, and a net worth of $207 million.

     THE PROPERTY. The Broken Sound Portfolio Properties consist of five properties consisting of 369,444 square feet, located in Florida. Four of the properties

                                       28

are located in Boca Raton, Florida, and one property is located in Deerfield
Beach, Florida. Four of the properties are multi-tenant, while one property is single tenant. On a combined basis, the portfolio is approximately 96.3% leased as of May 15, 2006. Two of the properties are Class A suburban office buildings
(40% of the NRA), one property is flex-industrial (33% of the NRA), one property is mixed-use office warehouse (18% of the NRA) and one property is comprised of a 10,000 square foot retail center and a 25,000 square foot industrial building.

     More specific information about each property is set forth in the tables below.

-------------------------------------------------------------------------------------------------------------------------------
                                                                ALLOCATED
                                                                 CUT-OFF
                                                  YEAR BUILT/     LOAN      OWNERSHIP              %                 APPRAISED
PROPERTY (1)                 LOCATION              RENOVATED     BALANCE     INTEREST    NRA    LEASED    U/W NCF      VALUE
-------------------------------------------------------------------------------------------------------------------------------

5900 Broken Sound Plaza      Boca Raton, FL       2001 / NAP   $12,560,000     Fee      73,191  100.0%  $1,221,979  $18,000,000
6000 Broken Sound Plaza      Boca Raton, FL       2001 / NAP   $12,165,000     Fee      72,763  100.0%  $  907,988  $15,000,000
Rogers Circle                Boca Raton, FL       1987 / NAP   $10,000,000     Fee     122,390   88.8%  $  872,866  $12,900,000
Newhouse Business Center     Boca Raton, FL       1999 / NAP   $ 7,550,000     Fee      66,100  100.0%  $  679,542  $10,500,000
Colonnade Plaza              Deerfield Beach, FL  2002 / NAP   $ 4,725,000     Fee      35,000  100.0%  $  421,031  $ 6,300,000
-------------------------------------------------------------------------------------------------------------------------------
TOTAL PORTFOLIO / WTD. AVG.                                    $47,000,000             369,444   96.3%  $4,103,406  $62,700,000
===============================================================================================================================

(1)  The 5900 Broken Sound Plaza and 6000 Broken Sound Plaza properties are suburban office properties. The Rogers Circle property is a flex industrial property. The Newhouse Business Center property is a mixed use
     (office/warehouse) property. The Colonnade Plaza property is a mixed use
     (Office/Retail/Warehouse) property.

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                   % OF
                                                                                                 PROPERTY    % OF
                                                        % OF       % OF                U/W BASE    U/W     PORTFOLIO
                                              TENANT  PROPERTY  PORTFOLIO   U/W BASE    RENT ($    BASE     U/W BASE     LEASE
PROPERTY                  LARGEST TENANT       NRA      NRA        NRA        RENT     PER NRA)    RENT      RENT     EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------

5900 Broken Sound Plaza   SBA Communications  73,191    100%       20%     $1,415,514   $19.34     100%       30%     02/28/2012
6000 Broken Sound Plaza   Taylor & Francis    42,927     59%       12%     $  622,442   $14.50      58%       13%     01/31/2016
Newhouse Business Center  Freescale           30,018     45%        8%     $  372,632   $12.41      50%        8%     02/28/2010
Colonnade Plaza           Pool People, Inc.   25,000     71%        7%     $  288,000   $11.52      61%        6%     02/28/2011
Rogers Circle             W.W. Grainger       20,600     17%        6%     $  144,200   $ 7.00      14%        3%     03/31/2011

-----------------------------------------------------------------------------------
                             LEASE ROLLOVER SCHEDULE (1)

               # OF                  % OF     CUMULATIVE   CUMULATIVE    AVG. BASE
              LEASES    TOTAL SF   TOTAL SF     TOTAL SF     % OF SF     RENT PER
   YEAR      EXPIRING   EXPIRING   EXPIRING     EXPIRING    EXPIRING    SF EXPIRING
-----------------------------------------------------------------------------------

  Vacant        --       13,700         4%       13,700         4%             --
   2006          3        7,500         2%       21,200         6%         $18.33
   2007          1        2,500         1%       23,700         6%         $19.30
   2008          1       16,775         5%       40,475        11%         $ 8.24
   2009          3       32,074         9%       72,549        20%         $ 8.27
   2010          6       76,799        21%      149,348        40%         $12.49
   2011          5       69,832        19%      219,180        59%         $ 9.59
   2012          2       79,041        21%      298,221        81%         $18.56
   2013          2       28,296         8%      326,517        88%         $10.00
   2014         --           --        --       326,517        88%             --
   2015         --           --        --       326,517        88%             --
Thereafter       1       42,927        12%      369,444       100%         $14.50
-----------------------------------------------------------------------------------

(1)  The above table represents the rollover based on the entire portfolio. The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The properties are managed by Paige Associates, Inc., an affiliate of the borrowers, doing business in Florida as Paige Charters Inc.

     ADDITIONAL INDEBTEDNESS. There is no existing mezzanine debt. Future mezzanine debt is permitted, subject to certain conditions set forth in the mortgage loan documents, including, among others, a maximum aggregate loan to value ("LTV") ratio not to exceed 75% and a combined debt service coverage ratio
("DSCR") to be equal to or greater than 1.15x.

     SUBSTITUTION AND RELEASE OF PROPERTIES. After the lockout period, the loan may be partially defeased based on 110% of the original allocated loan amount and an individual property may be released from the collateral securing the loan, subject to certain conditions including but not limited to (i) no event of default will have occurred, (ii) borrower will pay all reasonable costs and expenses associated with the release, (iii) the DSCR after giving effect to the release is greater than or equal to 1.15x (based on a 7.30% loan constant), (iv)
the LTV after giving effect to the release is equal to or less than the LTV as of the closing date (approximately 75%), and (v) adequate reserves have been pledged, as determined by lender, for rollover concentration projected for the remaining portfolio. In the event of a permitted sale or assumption of an individual property, such property will be released from the cross collateralization and cross default provisions of the loan documents for the remaining loan properties subject to the satisfaction of certain conditions.
Substitution is not permitted.

                                       29

                 MORTGAGE LOAN NO. 5 -- SOUTHDALE OFFICE CENTRE

                               [5 PHOTOS OMITTED]

                                       30

                 MORTGAGE LOAN NO. 5 -- SOUTHDALE OFFICE CENTRE

                                 [MAP OMITTED]

                                       31

                 MORTGAGE LOAN NO. 5 -- SOUTHDALE OFFICE CENTRE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            WFB

LOAN PURPOSE:                    Acquisition

ORIGINAL BALANCE:                $44,500,000

CUT-OFF DATE BALANCE:            $44,500,000

FIRST PAYMENT DATE:              06/01/2006

INTEREST RATE:                   6.18500%

AMORTIZATION TERM:               Months 1-60: Interest Only

                                 Months 61-120: 360 months

ARD:                             No

ANTICIPATED REPAYMENT DATE:      NAP

MATURITY DATE:                   05/01/2016

EXPECTED MATURITY BALANCE:       $41,796,550

SPONSOR:                         Dennis Doyle

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 35-payment lockout from the first payment date,
                                 with U.S. Treasury defeasance for the following
                                 81 payments, and open to prepayment without
                                 premium thereafter through maturity.

CUT-OFF DATE BALANCE PER SF:     $99.26

UP-FRONT RESERVES:               RE Taxes:          $221,470
                                 Insurance:         $36,225
                                 TI/LC: (1)         $1,000,000
                                 Holdback: (2)      $1,000,000

ONGOING RESERVES:                RE Taxes:          $110,735 / month
                                 Insurance:         $4,025 / month
                                 Replacement: (3)   $7,471 / month

LOCKBOX: (4)                     Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                   NAP

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Office

PROPERTY SUB-TYPE:               Suburban

LOCATION:                        Edina, MN

YEAR BUILT/RENOVATED:            1967 - 1974, 1991 / NAP

PERCENT LEASED (AS OF):          82.8% (02/28/2006)

NET RENTABLE AREA:               448,299

THE COLLATERAL:                  Six-building, suburban office complex located
                                 in Edina, Minnesota

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Welsh Companies, LLC

MOST RECENT NOI (AS OF):         $3,855,636 (TTM 12/31/2005)

2ND RECENT NOI (AS OF):          $4,247,766 (TTM 12/31/2004)

3RD RECENT NOI (AS OF):          $5,058,338 (TTM 12/31/2003)

U/W NET OP. INCOME:              $4,537,278

U/W NET CASH FLOW:               $4,077,292

APPRAISED VALUE (AS OF):         $57,500,000 (03/09/2006)

CUT-OFF DATE LTV RATIO:          77.4%

LTV RATIO AT MATURITY:           72.7%

U/W DSCR:                        1.46x

U/W DSCR POST IO:                1.25x
--------------------------------------------------------------------------------

(1)  If a disbursement is made from the TI/LC impound and the balance of the
     TI/LC impound is less than $1,000,000, borrower shall be required to pay the amount of $30,861 monthly until the amount of $1,000,000 has been achieved.

(2)  On May 1, 2008 ("Holdback Disbursement Date") and no more than three times prior to the Holdback Disbursement Date, borrower may request that lender determine if holdback conditions have been satisfied: the conditions are:
     (i) no default under the loan shall have occurred; (ii) borrower shall have delivered evidence to lender that economic occupancy is at least 87%; (iii)
     borrower shall have delivered evidence that the property has achieved a net operating revenue that results in a DSCR of no less than 0.87x (assuming a
     10% loan constant on the outstanding principal balance of the note) and actual DSCR of 1.20x and (iv) borrower shall deliver evidence that LTV does not exceed 80%. DSCR will be calculated based on the P&I payment amount and
     30-year amortization. Borrower may request a partial disbursement of the holdback on May 1, 2008 if all conditions have been satisfied other than section (iii) above. The amount of the partial draw shall be equal to the largest amount that satisfies the tests for DSCR mentioned above. If borrower does not satisfy these conditions, the proceeds will be held by the lender as additional collateral for the loan.

(3)  This reserve will be capped and maintained at $300,000.

(4)  The lender has the ability to initiate a cash flow sweep in the event the actual debt service coverage ratio (assuming a 30-year amortization schedule) falls below 1.10x. Sweep will be suspended once the debt service ratio reaches 1.20x based on the property's trailing twelve months operating statements.

THE SOUTHDALE OFFICE CENTRE LOAN.

     THE LOAN. The fifth largest loan (the "Southdale Office Centre Loan") as evidenced by the Promissory Note (the "Southdale Office Centre Note") secured by a first priority fee Deed of Trust and Absolute Assignment of Rents and Leases
and Security Agreement (the "Southdale Office Centre Mortgage") encumbering the
448,299 square foot suburban office property located in Edina, Minnesota. The
Southdale Office Centre Loan was originated on April 20, 2006 by or on behalf of
Wells Fargo Bank, National Association.

     THE BORROWER. The co-borrowers are Southdale Office, LLC, a Delaware limited liability company, and KADO Southdale Investment, LLC, a Delaware limited liability company, as tenants in common (the "Southdale Office Centre
Borrower"). The Southdale Office Centre Borrower is a Level V single-purpose entity that owns no material assets other than the mortgaged property and related interests. A non-consolidation opinion was delivered at origination.
Southdale Office, LLC will own a 78.3% interest, and KADO Southdale Investment,
LLC will own a 21.7% interest. Southdale Office, LLC is 100% owned by Welsh
Institutional Investments, LLC, which is owned by GEBAM, Inc.

                                       32

(95.8%) and DoyleInvest II, LLC (4.2%). GEBAM, Inc. is wholly owned by General
Electric Capital Corporation. KADO Southdale Investment, LLC is 100% owned by
Kado Investment Partners, LLC, which is owned by Welsh Holdings, LLC (62.5%) and
Welsh Ventures, LLC (37.6%).

     THE PROPERTY. The Southdale Office Centre Property is a 6-building, 448,299 square foot office complex with a Pizzeria Uno restaurant and a stand-alone bank branch (Metropolitan Bank). The Southdale Office Centre Property is located at
6600-6800 France Avenue South in Edina, Minnesota, about seven miles southwest of downtown Minneapolis. The Southdale Office Centre Property consists of four office buildings connected by ground level enclosed walkways and on-site amenities include a cafeteria, a sundries shop, fitness center, underground parking garages, 24-hour on-site security guards and a security card access system. The Southdale Office Centre Property is located on France Avenue South, a six-lane north/south arterial connecting to I-494 and State Route 62. The
Southdale Office Centre Property is located across from the Southdale Mall, a regional shopping center, and Fairview Southdale Hospital, a full service medical facility

     SIGNIFICANT TENANTS: As of February 28, 2006, Southdale Office Centre was
approximately 82.8% leased by 74 tenants.

     Edina Financial Services leases 91,812 square feet (20.5% of the NRSF)
under a lease expiring November 2011 (5.6% of the Edina space expires in 2006).
Edina Financial Services, Inc. is part of Edina Realty. Edina Realty is a subsidiary of HomeServices of America, a Berkshire Hathaway affiliate. With its headquarters at Southdale Office Centre, Edina Realty is one of the nation's largest real estate companies with more than 90 real estate offices throughout
Minnesota, North Dakota and Wisconsin and more than 3,400 sales associates. The company's affiliates include Edina Realty Mortgage, Edina Realty Title, and
Edina Realty Relocation.

More specific information about the property is set forth in the tables below:

----------------------------------------------------------------------------------------------------------------------------------
                                                                                     % OF TOTAL     ANNUALIZED
                                  CREDIT RATING                       ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                     (FITCH/        TENANT   % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT
TENANT NAME                      MOODY'S/S&P)(1)     NRA      NRA   BASE RENT ($)     BASE RENT     ($ PER NRA)   LEASE EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

Edina Financial Services, Inc.       --/--/--       91,812    20%     $1,417,707         30%          $15.44       11/30/2011 (2)
Fortis Benefits Insurance Co.        --/--/--       37,902     8%     $  379,020          8%          $10.00         02/28/2007
Intrepid Companies, Inc.             --/--/--       30,782     7%     $  361,688          8%          $11.75         10/31/2008
Crown Bankshares, Inc.               --/--/--       11,205     3%     $  148,466          3%          $13.25         11/30/2010
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             171,701    38%     $2,306,881         49%          $13.44
==================================================================================================================================

Other Tenants (3)                       NAP        199,518    45%     $2,378,546         51%          $11.92           Various
Vacant Space                            NAP         77,080    17%     $        0          0%          $ 0.00            NAP
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE (3)                         448,299   100%     $4,685,427        100%          $12.62
==================================================================================================================================

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Approximately 5.6% (5,103 square feet) of the Edina Financial Services,
     Inc. ("Edina") space expires in 2006. This space accounts for approximately
     5.2% of the total Edina Annualized Underwritten Base Rent.

(3)  Includes 9,095 square feet of common area, amenity, utility or Midwest
     Foods Services space as described in footnotes (1) and (2) (below) and may or may not directly contribute income to the property.

---------------------------------------------------------------------------------------------
                                LEASE ROLLOVER SCHEDULE(1)

                                                    CUMULATIVE   CUMULATIVE
             # OF LEASES   TOTAL SF   % OF TOTAL     TOTAL SF      % OF SF     AVG. BASE RENT
   YEAR        EXPIRING    EXPIRING   SF EXPIRING    EXPIRING     EXPIRING    PER SF EXPIRING
---------------------------------------------------------------------------------------------

  Vacant          --         77,080       17%          77,080        17%               --
 MTM (2)           7          5,943        1%          83,023        19%               --
   2006           12         19,042        4%         102,065        23%           $13.73
   2007           13         68,173       15%         170,238        38%           $10.78
   2008           11         49,580       11%         219,818        49%           $12.34
   2009            8         17,359        4%         237,177        53%           $12.50
 2010 (3)         13         49,254       11%         286,431        64%           $11.50
   2011           23        121,176       27%         407,607        91%           $14.75
   2012            5         27,060        6%         434,667        97%           $12.67
   2013            2          9,531        2%         444,198        99%           $10.97
   2014            1            917       --          445,115        99%           $11.50
   2015            1          3,184        1%         448,299       100%           $15.00
Thereafter        --             --       --          448,299       100%               --
---------------------------------------------------------------------------------------------

(1)  The information in the table is based on the underwritten rent roll.

(2)  5,943 square feet of MTM space as presented above is currently used for common area, amenity space or utility purposes (i.e. tenant conference rooms, building management office, fire command station, etc.). This space is not leased or directly contributes income to the property.

(3)  49,254 square feet of space expiring in 2010 includes 3,152 square feet of space leased to Midwest Food Services. This tenant operates a cafeteria, and is considered an amenity to the property. Additionally Midwest Food
     Services only pays percentage rent, which has been underwritten as "Other
     Income". For the purpose of this rollover schedule's Average Rent per SF
     Expiring calculation, the numerator does not include any rent contributed by Midwest Food Services, however the denominator includes the Midwest Food
     Services area. Excluding the subject tenant's area; the Average Rent per SF
     Expiring in 2010 equals $12.28.

                                       33

PROPERTY MANAGEMENT. The Southdale Office Centre Property is managed by the
Welsh Companies, LLC.

ADDITIONAL INDEBTEDNESS. Not Allowed.

GROUND LEASE. None.

RELEASE OF PARCELS. Not Allowed.

                                       34

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                       35

                    MORTGAGE LOAN NO. 6 -- TOWER AT ERIEVIEW

                               [4 PHOTOS OMITTED]

                                       36

                    MORTGAGE LOAN NO. 6 -- TOWER AT ERIEVIEW

                                 [MAP OMITTED]

                                       37

                    MORTGAGE LOAN NO. 6 -- TOWER AT ERIEVIEW

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            BSCMI

LOAN PURPOSE:                    Refinance

ORIGINAL BALANCE:                $43,500,000

CUT-OFF DATE BALANCE:            $43,500,000

FIRST PAYMENT DATE:              05/01/2006

INTEREST RATE:                   6.06500%

AMORTIZATION TERM:               Months 1-48: Interest Only
                                 Months 49-120: 360 months

ARD:                             No

ANTICIPATED REPAYMENT DATE:      NAP

MATURITY DATE:                   04/01/2016

EXPECTED MATURITY BALANCE:       $40,123,012

SPONSORS:                        Werner Minshall and John Stewart

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 47-payment lockout from the first payment date,
                                 with U.S. Treasury defeasance for the following
                                 72 payments, and open to prepayment without
                                 premium thereafter through maturity.

CUT-OFF DATE BALANCE PER SF:     $61.86

UP-FRONT RESERVES:               RE Taxes:               $298,141
                                 Insurance:              $56,848
                                 Deferred Maintenance:   $398,610
                                 Replacement:            $12,231
                                 TI/LC:                  $37,500
                                 Other:(1)               $2,077,939

ONGOING RESERVES:                RE Taxes:               $74,535 / month
                                 Insurance:              $14,212 / month
                                 Replacement:            $12,231 / month
                                 TI/LC:                  $37,500 / month

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                   NAP

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Office

PROPERTY SUB-TYPE:               Urban

LOCATION:                        Cleveland, OH

YEAR BUILT/RENOVATED:            1964 / 1987, 2003-2005

PERCENT LEASED (AS OF):          89.8% (03/23/2006)

NET RENTABLE AREA:               703,205

THE COLLATERAL:                  40-story office tower with an attached parking
                                 garage containing 429 parking spaces located in
                                 Cleveland, Ohio.

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Minshall Development Company, Inc.

MOST RECENT NOI (AS OF):         $3,918,336 (TTM 12/31/2005)

2ND MOST RECENT NOI (AS OF):     $2,197,650 (TTM 12/31/2004)

3RD MOST RECENT NOI (AS OF):     $4,069,587 (TTM 12/31/2003)

U/W NET OP. INCOME:              $4,899,320

U/W NET CASH FLOW:               $4,192,009

APPRAISED VALUE (AS OF):         $60,000,000 (12/01/2005)

CUT-OFF DATE LTV RATIO:          72.5%

LTV RATIO AT MATURITY:           66.9%

U/W DSCR:                        1.57x

U/W DSCR POST IO:                1.33x
--------------------------------------------------------------------------------

(1)  A reserve of $2,077,939 was required origination which is comprised of the following: Weston Hurd Escrow ($1,390,000), NEBS Holdback ($500,000) and
     Barnes Distribution Escrow ($187,939).

THE TOWER AT ERIEVIEW LOAN.

     THE LOAN. The sixth largest loan (the "Tower at Erieview Loan") is a
$43,500,000 first mortgage loan secured by the borrower's fee interest in the
Tower at Erieview property located in Cleveland, Ohio.

     THE BORROWER. The borrower, Erieview Tower & Parking, LLC, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The managing member of the borrower is structured with one independent director. A non-consolidation opinion was delivered at origination. The sponsors, Werner Minshall and John Stewart, are the founding members of Minshall Stewart Properties ("Minshall Stewart"). Minshall Stewart is
a full service real estate investment firm that is headquartered in Washington,
DC and has regional offices in Cleveland, Ohio and in Denver, Colorado. The company's portfolio currently consists of 2,137,000 square feet of commercial space in suburban Washington, DC, Cleveland and Columbus, Ohio, and Denver,
Colorado. Minshall Stewart also has 560 residential units, which are located in
West Virginia and suburban Detroit, Michigan.

                                       38

     THE PROPERTY. Tower at Erieview is a 703,205 square foot, 40-story office tower located in Cleveland, Ohio. The property is 89.8% leased to approximately
50 tenants which include law firms, research companies, distribution companies, and retail office tenants. The property is located within the Cleveland CBD and is positioned within a 4 block radius of several commuter corridors and public transportation stations. The property has a 429 space heated parking garage for driving commuters with direct access from the property into the garage. The
Tower at Erieview is also attached via a walkway to the Galleria, an enclosed mall which offers additional amenities including a food court and various national retailers. Since acquiring the property in December 2002, the sponsors have spent approximately $12 million in building and tenant improvements.

More specific information about the property is set forth in the tables below:

----------------------------------------------------------------------------------------------------------------------
                                                                                 % OF TOTAL    ANNUALIZED
                             CREDIT RATING                        ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                               (FITCH/         TENANT            UNDERWRITTEN   UNDERWRITTEN    BASE RENT     LEASE
TENANT NAME                  MOODY'S/S&P)(1)    NRA    % OF NRA  BASE RENT ($)    BASE RENT   ($ PER NRA)   EXPIRATION
----------------------------------------------------------------------------------------------------------------------

Barnes Group, Inc.              --/--/--       62,490      9%     $   831,909         7%         $13.31     08/31/2014
Walter & Haverfield             --/--/--       43,590      6%     $   781,668         7%         $17.93     01/09/2019
Duvin, Cahn, & Hutton, LPA      --/--/--       40,076      6%     $   892,867         8%         $22.28     08/31/2008
Weston Hurd                     --/--/--       39,720      6%     $   694,166         6%         $17.48     12/04/2020
Lesco, Inc.                     --/--/--       39,414      6%     $   617,362         6%         $15.66     05/31/2010
Kahn Kleinman & Arnson, Co.     --/--/--       35,761      5%     $   804,303         7%         $22.49     06/30/2009
CGI-AMS, Inc.                   --/--/--       31,290      4%     $   575,392         5%         $18.39     12/24/2009
Emerald Health Network          --/--/--       29,357      4%     $   466,446         4%         $15.89     01/31/2010
Dollar Bank                     --/--/--       28,898      4%     $   648,080         6%         $22.43     08/31/2009
Acordia of Ohio, Inc.           --/--/--       21,125      3%     $   377,128         3%         $17.85     05/31/2013
----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        371,721     53%     $ 6,689,322        60%         $18.00
======================================================================================================================
Other Tenants                      NAP        259,468     37%     $ 4,509,348        40%         $17.38     Various
Vacant Space                       NAP         72,016     10%     $         0         0%         $ 0.00       NAP
----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        703,205    100%     $11,198,670       100%         $17.74
======================================================================================================================

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------------------------------------
                                          LEASE ROLLOVER SCHEDULE (1)

             # OF LEASES                     % OF TOTAL SF  CUMULATIVE TOTAL  CUMULATIVE % OF   AVG. BASE RENT
   YEAR     EXPIRING (2)  TOTAL SF EXPIRING     EXPIRING       SF EXPIRING      SF EXPIRING    PER SF EXPIRING
--------------------------------------------------------------------------------------------------------------

  Vacant         --              72,016           10%            72,016              10%                --
   MTM            6               7,032            1%            79,048              11%            $ 0.34
   2006           6              15,033            2%            94,081              13%            $20.32
   2007           8              17,102            2%           111,183              16%            $19.66
   2008          13              82,675           12%           193,858              28%            $22.95
   2009          14             134,069           19%           327,927              47%            $20.86
   2010          14              98,114           14%           426,041              61%            $15.89
   2011           4              22,045            3%           448,086              64%            $16.19
   2012          --                  --           --            448,086              64%                --
   2013           5              29,100            4%           477,186              68%            $17.29
   2014          12              81,278           12%           558,464              79%            $12.68
   2015           4              28,671            4%           587,135              83%            $17.47
Thereafter       11             116,070           17%           703,205             100%            $16.46
--------------------------------------------------------------------------------------------------------------

(1)  The information in the table is based on the underwritten rent roll.

(2)  For the purposes of this column, each leased tenant space was considered a separate tenant lease even if multiple tenant spaces were covered under the same lease.

     PROPERTY MANAGEMENT. The property is managed by Minshall Development
Company, Inc., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. The borrower has incurred mezzanine debt in the amount of $8,566,308 with RAIT Investment Trust, which is not secured by the property and held outside the trust. RAIT Investment Trust (NYSE:RAS) is a specialty finance company focused on the mid-sized commercial real estate industry. RAIT provides structured financing to private and corporate owners of real estate, including senior and junior mortgage debt and mezzanine lending, and acquires real estate for its own account. This additional debt is subject to an inter-creditor agreement.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not Allowed.

                                       39

               MORTGAGE LOAN NO. 7 -- EMBASSY OFFICE PARK - POOL A

                               [4 PHOTOS OMITTED]

                                       40

               MORTGAGE LOAN NO. 7 -- EMBASSY OFFICE PARK - POOL A

                                  [MAP OMITTED]

                                       41

               MORTGAGE LOAN NO. 7 -- EMBASSY OFFICE PARK - POOL A

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER:            PMCF

LOAN PURPOSE:                    Acquisition

ORIGINAL BALANCE:                $36,350,000

CUT-OFF DATE BALANCE:            $36,350,000

FIRST PAYMENT DATE:              05/05/2006

INTEREST RATE:                   5.86000%

AMORTIZATION TERM:               Months 1-36: Interest Only
                                 Months 37-120: 360 months

ARD:                             No

ANTICIPATED REPAYMENT DATE:      NAP

MATURITY DATE:                   04/05/2016

EXPECTED MATURITY BALANCE:       $32,809,685

SPONSOR:                         Mark R. Munsell

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 27-payment lockout from the first payment date,
                                 with U.S. Treasury defeasance for the following
                                 89 payments, and open to prepayment without
                                 premium thereafter through the maturity date.

CUT-OFF DATE BALANCE PER SF:     $119.41

UP-FRONT RESERVES:               Insurance:         $6,567
                                 Other: (1)(2)      $264,734

ONGOING RESERVES:                RE Taxes:          $49,660 / month
                                 Insurance:         $3,283 / month
                                 Replacement: (3)   $6,345 / month
                                 TI/LC: (4)         $29,400 / month
                                 Other: (5)         Springing

LOCKBOX:                         None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SHADOW RATING:                                NAP

SINGLE ASSET/PORTFOLIO:                       Portfolio

PROPERTY TYPE:                                Office

PROPERTY SUB-TYPE:                            Suburban

LOCATION:                                     Fairlawn, OH

YEAR BUILT/RENOVATED:                         Various - See Table

PERCENT LEASED (AS OF):                       90.1% (03/28/2006)

NET RENTABLE AREA:                            304,416

THE COLLATERAL:                               Five properties located in
                                              Fairlawn, Ohio.

OWNERSHIP INTEREST:                           Fee

PROPERTY MANAGEMENT:                          John Dellagnese & Associates

MOST RECENT NOI (AS OF):                      $3,164,428 (TTM 12/31/2005)

2ND RECENT NOI (AS OF):                       $3,071,475 (TTM 12/31/2004)

3RD RECENT NOI (AS OF):                       $2,987,042 (TTM 12/31/2003)

U/W NET OP. INCOME:                           $3,472,906

U/W NET CASH FLOW:                            $3,044,664

APPRAISED VALUE (AS OF):                      $45,700,000 (01/23/2006)

CUT-OFF DATE LTV RATIO:                       79.5%

LTV RATIO AT MATURITY:                        71.8%

U/W DSCR:                                     1.41x

U/W DSCR POST IO:                             1.18x
--------------------------------------------------------------------------------

(1)  A reserve of $200,000 was collected at origination. Funds will be disbursed when the properties are producing an aggregate annual base rent of
     $4,931,525 (inclusive of any master lease rental payments). Funds may be partially released, one time only, at the rate of $11.76 for each dollar of base rent in excess of $4,914,525.

(2)  A tenant holdback reserve of $64,734 was collected at origination. This reserve consists of amounts held for tenant improvements on spaces in the
     3700 Embassy Parkway Building ($44,295), the 4040 Embassy Parkway Building
     ($10,595), and the 3560 West Market Office Building ($9,844). Each of these reserves will be released upon satisfaction of the conditions specified in the loan documents, which generally include that (i) specified tenants have taken occupancy of the related space and are paying their respective full contractual rent; (ii) all tenant improvements have been completed; and
     (iii) the tenant and/or tenants deliver an estoppel certificate.

(3)  Monthly deposits are not required at any time the replacement reserve has a balance of $230,000 or more.

(4)  Monthly deposits are not required at any time the TI/LC reserve has a balance of $600,000 or more. Monthly deposits may also be adjusted as described in "Release of Properties" and "Partial Assumption of Loan"
     below.

(5)  In the event of a sale of any property that is security for the loan (see
     "Substitution and Release of Properties" below), a reserve must be established in the amount of $13.04/SF for each square foot of unoccupied or unimproved space on the fifth floor of the 3700 Embassy Parkway Building that has not been brought to "white box" condition at the time of such sale.

THE EMBASSY OFFICE PARK - POOL A LOAN.

     THE LOAN. The seventh largest loan (the "Embassy Office Park Loan") is a
$36,350,000 first mortgage loan secured by the borrower's fee interest in five office properties located in Fairlawn, Ohio (the "Embassy Office Park
Portfolio").

     THE BORROWER. The borrowers, 3500 Embassy LLC, 3700 Embassy LLC, 3875
Embassy LLC, 4040 Embassy LLC, and 3560 W Market LLC (collectively the, "Embassy
Office Park Borrower"), are single purpose entities that own no material assets other than the respective Embassy Office Park Portfolio properties and related interests. Each borrower is a single member Ohio limited liability company whose sole member is a single member Delaware limited liability company structured with an independent manager. A non-consolidation opinion was delivered at origination. The sponsor of the loan is Mark R. Munsell, President and sole owner of Munsell Realty Advisors, Inc. ("MRA"), a commercial real estate brokerage and advisory firm. Mr. Munsell currently holds ownership interests in
14 office and retail properties located in Ohio and Illinois, approximating 1.9 million square feet. Mr. Munsell

                                       42

has guaranteed $260,000 of the Embassy Office Park Loan, which will be reduced, pro rata on a $13.04 per square footage basis, when the currently unoccupied and unimproved space on the fifth floor of the property located at 3700 Embassy
Parkway is brought to "white box" condition. The guaranty will be released if the springing reserve required to be established in connection with the sale of one or more of the individual properties is fully funded. The Embassy Office
Park Borrower is affiliated with the borrower under the Embassy Office Park -
Pool B mortgage loan.

     THE PROPERTIES. The Embassy Office Park Portfolio consists of 5 multi-tenanted office properties comprising 304,416 square feet, located in
Fairlawn, Ohio. On a combined basis, the portfolio is approximately 90.1%
leased.

     More specific information about each property is set forth in the tables below:

-----------------------------------------------------------------------------------------------------------------------------
                                   YEAR BUILT/   ALLOCATED CUT-OFF   OWNERSHIP             PERCENT                 APPRAISED
PROPERTY              LOCATION      RENOVATED       LOAN BALANCE      INTEREST     NRA      LEASED     U/W NCF       VALUE
-----------------------------------------------------------------------------------------------------------------------------

3875 Embassy        Fairlawn, OH    1990 / NAP      $13,050,000         Fee       95,638    100.0%   $1,276,735   $16,400,000
3700 Embassy (1)    Fairlawn, OH    2000 / NAP      $ 9,000,000         Fee       78,985     73.8%   $  542,996   $11,300,000
4040 Embassy        Fairlawn, OH    1992 / NAP      $ 5,950,000         Fee       50,556     93.5%   $  550,880   $ 7,500,000
3560 West Market    Fairlawn, OH    1985 / NAP      $ 4,775,000         Fee       49,560     87.7%   $  334,693   $ 6,000,000
3500 Embassy        Fairlawn, OH    1995 / NAP      $ 3,575,000         Fee       29,677    100.0%   $  339,360   $ 4,500,000
-----------------------------------------------------------------------------------------------------------------------------
TOTAL PORTFOLIO /
   WTD. AVG.                                        $36,350,000                  304,416     90.1%   $3,044,664   $45,700,000
=============================================================================================================================

(1)  The sponsor has master leased 1,556 square feet at the 3700 Embassy
     Property at an annual rent of $28,000 ($18.00/SF). The master lease will terminate on the earlier of (i) April 30, 2011 or (ii) the properties are generating a base rent of $4,931,525, exclusive of the rent attributable to the master lease.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    % OF        % OF
                                                    % OF        % OF                  U/W BASE    PROPERTY   PORTFOLIO
                                                  PROPERTY   PORTFOLIO   U/W BASE   RENT ($ PER   U/W BASE    U/W BASE     LEASE
PROPERTY       LARGEST TENANT        TENANT NRA      NRA        NRA        RENT         NRA)        RENT        RENT     EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

3875 Embassy   Oak Associate Ltd.      36,420        38%        12%      $643,906      $17.68         35%       12%      08/31/2008
3700 Embassy   Morgan Stanley           9,963        13%         3%      $199,294      $20.00         19%        4%      05/31/2011
4040 Embassy   CBIZ                    12,435        25%         4%      $211,395      $17.00         23%        4%      12/31/2006
3560 Market    Crystal Clinic           6,976        14%         2%      $ 99,408      $14.25         14%        2%      11/30/2009
3500 Embassy   Degussa Corporation     22,614        76%         7%      $292,787      $12.95         71%        5%      09/30/2009
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                              LEASE ROLLOVER SCHEDULE (1)

                                                                           CUMULATIVE %
             # OF LEASES   TOTAL SF    % OF TOTAL   CUMULATIVE TOTAL SF       OF SF               AVG. BASE RENT
   YEAR       EXPIRING     EXPIRING   SF EXPIRING         EXPIRING          EXPIRING              PER SF EXPIRING
-----------------------------------------------------------------------------------------------------------------------

  Vacant         --         29,262        10%              29,262              10%                         --
   MTM            2          1,833         1%              31,095              10%                     $18.66
   2006           7         24,944         8%              56,039              18%                     $18.10
   2007           7         24,755         8%              80,794              27%                     $17.07
   2008           6         54,780        18%             135,574              45%                     $17.88
   2009           9         80,753        27%             216,327              71%                     $16.87
   2010          10         32,554        11%             248,881              82%                     $19.04
   2011           6         27,167         9%             276,048              91%                     $18.44
   2012          --             --        --              276,048              91%                         --
   2013          --             --        --              276,048              91%                         --
   2014          --             --        --              276,048              91%                         --
   2015           1         24,093         8%             300,141              99%                     $20.50
Thereafter        1          4,275         1%             304,416             100%                     $21.00
-----------------------------------------------------------------------------------------------------------------------

(1)  The above table represents the rollover based on the entire portfolio. The information in the table is based on the actual rent roll dated March 28,
     2006.

     PROPERTY MANAGEMENT. The Embassy Office Park Portfolio is managed by John
Dellagnese & Associates, Inc., which is not an affiliate of the Embassy Office
Park Borrower. John Dellagnese & Associates, Inc. manages over 735,000 square feet of office space and has over 30 years experience.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     GROUND LEASE. None.

     SUBSTITUTION AND RELEASE OF PROPERTIES. The Embassy Office Park Borrower is
permitted to obtain the release of any individual property during the term of the loan through partial defeasance, subject to satisfaction of certain conditions set forth in the mortgage loan documents, including that the Embassy
Office Park Loan is partially defeased in an amount equal to the greater of

                                       43

(i) the allocated loan amount with respect to the individual property to be released (each, a "Release Property") and (ii) an amount such that after giving effect to such defeasance, the DSCR with respect to the remaining individual properties comprising the Embassy Office Park Portfolio (the "Remaining
Property") is not less than 1.25x and the ratio of the aggregate allocated loan amounts of the Remaining Property to the value of the Remaining Property is not greater than 80%. If the individual property to be released is "3560 West Market
Street," the monthly escrows to the TI/LC reserve will be reduced to $25,000 and the TI/LC cap will be reduced to $550,000. Pursuant to the mortgage loan documents, the Embassy Office Park Borrower will be required to increase the monthly TI/LC reserve escrow depending on the number of properties that have been released or transferred and assumed, whether a single tenant accounts for a specified percentage of NRA of the Remaining Property and the length of that tenant's remaining lease term in relation to the maturity date of the Embassy
Office Park Loan. Substitution is not permitted.

     PARTIAL ASSUMPTION OF LOAN. The Embassy Office Park Borrower is entitled to obtain a release of one or more (but not more than four) of the individual properties securing the Embassy Office Park Loan in connection with the sale of the property to, and the assumption of a portion of the indebtedness under the
Embassy Office Park Loan by, a third party, subject to satisfaction of certain conditions set forth in the mortgage loan documents, including the following:
(i) the DSCR of each Release Property and the Remaining Property is at least
1.25x, (ii) the loan-to-value ratio with respect to the Remaining Property must not exceed 80%, (iii) the loan-to-value ratio of the Release Property must not exceed 80%, (iv) the ratio of the allocated loan amount of the Release Property to the purchase price paid by the purchaser of such Release Property must not exceed 80%, (v) if a single tenant accounts for at least 75% of the Release
Property's NRA or gross potential rent, the allocated loan amount must be less than the "as dark" value of the Release Property, and (vi) the Embassy Office
Park Borrower delivers confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then outstanding ratings on the series 2006-PWR12 certificates. If these conditions are not satisfied, the Embassy Office Park Borrower is permitted to partially defease a portion of the Embassy Office Park Loan in an amount sufficient to satisfy such test, and the allocated loan amounts for the individual properties comprising the Remaining Property will be reduced, on a pro rata basis, by the principal amount defeased. In addition, the Embassy Office Park Borrower will be required to increase the monthly TI/LC reserve escrow as described in "Releases of Properties" above.

                                       44

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                       45

                  MORTGAGE LOAN NO. 8 - CALYPSO BAY APARTMENTS

                               [4 PHOTOS OMITTED]

                                       46

                  MORTGAGE LOAN NO. 8 - CALYPSO BAY APARTMENTS

                                  [MAP OMITTED]

                                       47

                  MORTGAGE LOAN NO. 8 -- CALYPSO BAY APARTMENTS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            PMCF

LOAN PURPOSE:                    Refinance

ORIGINAL BALANCE:                $33,000,000

CUT-OFF DATE BALANCE:            $32,934,213

FIRST PAYMENT DATE:              05/05/2006

INTEREST RATE:                   5.61000%

AMORTIZATION TERM:               360 months

ARD:                             No

ANTICIPATED REPAYMENT DATE:      NAP

MATURITY DATE:                   04/05/2016

EXPECTED MATURITY BALANCE:       $27,720,597

SPONSOR:                         Frederick R. Heebe

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 27-payment lockout from the first payment date,
                                 with U.S. Treasury defeasance for the following
                                 89 payments, and open to prepayment without
                                 premium thereafter through the maturity date.

CUT-OFF DATE BALANCE PER UNIT:   $117,622

UP-FRONT RESERVES:               RE Taxes:                   $89,975
                                 Insurance:                  $127,669
                                 Deferred Maintenance: (1)   $206,125
                                 Other: (2)                  $3,009,800 (LOCs)

ONGOING RESERVES:                RE Taxes:                   $17,995 / month
                                 Insurance:                  $14,185 / month
                                 Replacement:                $4,667 / month

LOCKBOX:                         None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                   NAP

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Multifamily

PROPERTY SUB-TYPE:               Garden

LOCATION:                        Gretna, LA

YEAR BUILT/RENOVATED:            2004 / NAP

PERCENT LEASED (AS OF):          95.7% (02/28/2006)

UNITS:                           280

THE COLLATERAL:                  Class A multifamily property located in Gretna,
                                 Louisiana.

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Shadowlake Management Company, Inc.

MOST RECENT NOI (AS OF):         $1,430,238 (TTM 10/31/2005)

2ND RECENT NOI (AS OF):          NAP

3RD RECENT NOI (AS OF):          NAP

U/W NET OP. INCOME:              $2,779,695

U/W NET CASH FLOW:               $2,723,695

APPRAISED VALUE (AS OF):         $45,700,000 (12/01/2005)

CUT-OFF DATE LTV RATIO:          72.1%

LTV RATIO AT MATURITY:           60.7%

U/W DSCR:                        1.20x

U/W DSCR POST IO:                NAP
--------------------------------------------------------------------------------

(1)  The deposit of $206,125 represents 125% of the estimated cost to complete repairs on 15 of the units (inclusive of 3 units that have already been remediated) relating to minor damage caused by windstorm due to the effects of Hurricane Katrina. The borrower is required to satisfactorily complete the repairs within 90 days of origination, subject to the terms set forth in the mortgage loan documents.

(2)  At origination, the borrower posted two letters of credit totaling
     $3,009,800: (i) a letter of credit in the amount of $2,000,000, which will be released at such time as the borrower provides acceptable evidence that flood insurance in the amount of not less than $16,500,000 is in full force and effect; the letter of credit may only be utilized in the event that the collateral suffers a casualty by flood and there is a shortfall in the insurance proceeds as the result of the borrower having flood insurance in an amount less than $16,500,000; and (ii) a letter of credit in the amount of $1,009,800 that is equal to three months of rents and profits from the collateral, so as to provide, together with the business income (loss of rents) coverage obtained by the borrower, 15 months of coverage. The amount of the letter of credit described in clause (ii) of the prior sentence will be adjusted annually to reflect an amount equal to 25% of the rents and profits generated by the collateral during the succeeding calendar year.

THE CALYPSO BAY APARTMENTS LOAN.

     THE LOAN. The eighth largest loan (the "Calypso Bay Apartments Loan") is a
$33,000,000 first mortgage loan secured by the borrower's fee simple interest in a Class A multifamily property known as Calypso Bay Apartments (the "Calypso Bay
Apartments Property") located in Gretna, Louisiana.

     THE BORROWER. The borrower, Calypso Bay, L.L.C., a Louisiana limited liability company (the "Calypso Bay Apartments Borrower"), is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The managing member of the Calypso Bay Apartments Borrower is structured with one independent director. A non-consolidation opinion was delivered at origination. The Calypso Bay Apartments Borrower is 99% owned by
Frederick R. Heebe, its sponsor, and 1% owned by Calypso Bay Manager, Inc., its managing member. Mr. Heebe is the President of Calypso Bay Manager, Inc. Mr.
Heebe, a New Orleans native, has developed and is the owner of over 1,300 apartment units comprised of seven properties in the New Orleans area.

                                       48

     At origination, Mr. Heebe executed two personal guarantees: (i) a guaranty in an amount that is limited to $3,700,000 (the "Flood Insurance Guaranty"), that is only available in the event that the Calypso Bay Apartments Property suffers a casualty by flood and there is a shortfall in insurance proceeds as a result of the Calypso Bay Apartments Borrower having flood insurance in an amount less than $16,500,000 and (ii) a guaranty that is limited to $3,300,000, plus certain expenses (the "Partial Recourse Guaranty"), subject to reduction to
$1,650,000 plus certain expenses, in the event that (a) the Calypso Bay
Apartments Borrower meets a minimum debt service coverage ratio test as provided in the mortgage loan documents and (b) flood insurance in a minimum amount of
$16,500,000 is in effect on the Calypso Bay Apartments Property. The Flood
Insurance Guaranty may be released by the lender when the Calypso Bay Apartments
Borrower obtains the minimum required amount of flood insurance on the Calypso
Bay Apartments Property. The Partial Recourse Guaranty may also be released by the lender when the minimum required amount of flood insurance on the Calypso
Bay Apartments Property is in effect, provided that the specified minimum debt service coverage ratio test has been satisfied as provided within the time frames set forth in the mortgage loan documents.

     THE PROPERTY. The Calypso Bay Apartments Property is a 280-unit, Class A,
Caribbean-themed multifamily complex, comprised of 34 two-story buildings with parking provided for 537 vehicles (1.92 spaces/unit). The Calypso Bay Apartments
Property was constructed in 2004. Property amenities include a private gated community with a 24-hour manned gatehouse, a swimming pool and water relaxation area with swim-up refreshment centers, Caribbean-themed landscaping, a fully equipped fitness center, guest quarters, a leasing office, a covered barbeque area, concierge services, a business center, conference facilities, a billiard room, and a yoga/exercise room. Unit amenities include washers/dryers, vaulted ceilings, high speed internet, and satellite television. The Calypso Bay
Apartments Property provides 210 private 1- and 2-car attached garages with direct access to units, 14 detached garages, and additional parking spaces in open areas. The units exhibit a high level of finish including solid surface flooring, tile flooring in designer bathrooms and gourmet kitchens, stainless steel appliances, double sink vanities, large closets, screened lanais, garden tubs, and surround sound systems. All units offer a private patio or balcony area. Additionally, security alarms are provided in each unit and motion-activated cameras that follow movement are in place throughout the
Calypso Bay Apartments Property. As of February 28, 2006, the Calypso Bay
Apartments Property was 95.7% leased.

     The following table outlines the unit types at the Calypso Bay Apartments
Property:

--------------------------------------------------------------------------------
                                                          AVERAGE MONTHLY MARKET
       UNIT TYPE           NUMBER OF UNITS   AVERAGE SF           RENTS
--------------------------------------------------------------------------------
1 Bedroom                        160              907             $1,017
2 Bedroom                         80            1,258             $1,420
3 Bedroom                         40            1,544             $1,740
--------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE         280            1,098             $1,235
================================================================================

     PROPERTY MANAGEMENT. The Calypso Bay Apartments Property is managed by
Shadowlake Management Company, Inc., an affiliate of the Calypso Bay Apartments
Borrower.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not Allowed.

                                       49

                     MORTGAGE LOAN NO. 9 -- TITAN PORTFOLIO

                               [4 PHOTOS OMITTED]

                                       50

                     MORTGAGE LOAN NO. 9 -- TITAN PORTFOLIO

                           [4 MAPS AND LEGEND OMITTED]

                                       51

                     MORTGAGE LOAN NO. 9 -- TITAN PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            PCF II

LOAN PURPOSE:                    Acquisition

ORIGINAL BALANCE:                $30,895,000

CUT-OFF DATE BALANCE:            $30,895,000

FIRST PAYMENT DATE:              06/01/2006

INTEREST RATE:                   6.37000%

AMORTIZATION TERM:               Months 1-24: Interest Only
                                 Months 25-72: 360 months

ARD:                             Yes

ANTICIPATED REPAYMENT DATE:      05/01/2012

MATURITY DATE:                   05/01/2036

EXPECTED MATURITY BALANCE:       $29,498,328

SPONSORS:                        Ron Mills; Ben Spencer; Kevin Reid and MAC
                                 Income I, LP

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Greater of 1% or yield maintenance for the
                                 first 70 payments and open to prepayment
                                 without premium thereafter through the maturity
                                 date.

CUT-OFF DATE BALANCE PER SF:     $41.15

UP-FRONT RESERVES:               RE Taxes:               $169,077
                                 Deferred Maintenance:   $43,438

ONGOING RESERVES:                RE Taxes:               $45,366 / month
                                 Insurance:              $10,327 / month
                                 TI/LC:                  $15,000 / month

LOCKBOX:                         None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                 NAP

SINGLE ASSET/PORTFOLIO:        Portfolio

PROPERTY TYPE:                 Industrial

PROPERTY SUB-TYPE:             Warehouse

LOCATION:                      Various - See Table

YEAR BUILT/RENOVATED:          Various - See Table

PERCENT LEASED (AS OF):        85.9% (04/28/2006)

NET RENTABLE AREA:             750,732

THE COLLATERAL:                Four properties comprising 13 buildings, located
                               in Texas and New Mexico.

OWNERSHIP INTEREST:            Fee/Leasehold

PROPERTY MANAGEMENT:           Titan Development of Texas, LLC

MOST RECENT NOI (AS OF):       $2,419,943 (TTM 12/31/2005)

2ND RECENT NOI (AS OF):        NAP

3RD RECENT NOI (AS OF):        NAP

U/W NET OP. INCOME:            $3,076,480

U/W NET CASH FLOW:             $2,770,000

APPRAISED VALUE (AS OF):       $39,590,000 (03/2006)

CUT-OFF DATE LTV RATIO:        78.0%

LTV RATIO AT ARD:              74.5%

U/W DSCR:                      1.39x

U/W DSCR POST IO:              1.20x
--------------------------------------------------------------------------------

THE TITAN PORTFOLIO LOAN.

     THE LOAN. The ninth largest loan (the "Titan Portfolio Loan") as evidenced by the Secured Promissory Note (the "Titan Portfolio Note") is secured by a first priority fee and leasehold Deed of Trust, Security Agreement and
Assignment of Rents (the "Titan Portfolio Mortgage") encumbering four properties comprising thirteen industrial buildings totaling 750,732 square feet that are located in Texas and New Mexico (the "Titan Portfolio Properties"). The Titan
Portfolio Loan was originated on April 28, 2006 by or on behalf of Principal
Commercial Funding II, LLC.

     THE BORROWER. The borrower is Titan MAC Fund I, LP, a Texas limited partnership, (the "Titan Portfolio Borrower") that owns no material assets other than the Titan Portfolio Property and related interests. The Titan Portfolio
Borrower consists of Titan MAC Fund I GP, LLC (0.1% general partner), MAC Fund I
Associates (90.0% limited partner), and Titan Industrial Development II, LP
(9.9% limited partner). A non-consolidation opinion was delivered at origination.

     Titan MAC Fund I GP, LLC is 100% owned by Titan Development of Texas LLC.
Titan Development of Texas, LLC is owned equally by Ron Mills, Kevin Reid, and
Ben Spencer. MAC Fund I Associates is 90% owned by MAC Income I, LP and 10%
owned by MAC Diversified Income LP. Titan Industrial Development II, LP is
equally owned by five individuals including Ron Mills, Kevin Reid, and Ben
Spencer. Ron Mills, Kevin Reid, Ben Spencer and MAC Income I, LP are the
sponsors of the Titan Portfolio Loan and combined have over 65 years of real estate experience. Ben Spencer is the owner of Argus Development Company, a developer of commercial and residential real estate in New Mexico. Kevin Reid is the owner of Reid & Associates, Inc., a design/build construction company in New
Mexico. Ron Mills and Barbara Patrick (husband and wife) founded Santa Barbara
Realty Services, LLC which is a full service brokerage, development, and management company focusing on the US and Mexico border. Mr. Spencer and Mr.
Ried formed Titan Development Ltd. Co. in 1999.

                                       52

In 2004, Titan Development Ltd. Co. partnered with Mr. Mills, Ms. Patrick, and
Santa Barbara Realty Services, LLC to form Titan Development of Texas and Titan
Industrial Development.

     THE PROPERTIES. The Titan Portfolio Properties consist of 4 industrial properties comprising 750,732 square feet, located in Texas and New Mexico. The
4 properties consist of 13 buildings, of which five are single tenant, while the remaining eight buildings are multiple tenant. On a combined basis, the portfolio is approximately 85.9% leased and the build-out is approximately 37%
office finish.

     More specific information about each property is set forth in the tables below:

---------------------------------------------------------------------------------------------------------------------------------
                                                         ALLOCATED CUT-OFF  OWNERSHIP                                  APPRAISED
PROPERTY              LOCATION            YEAR BUILT        LOAN BALANCE     INTEREST    NRA    % LEASED    U/W NCF      VALUE
---------------------------------------------------------------------------------------------------------------------------------

Titan - San Antonio   San Antonio, TX      1983-1984        $16,360,000        Fee     303,331    86.2%   $1,446,813  $21,000,000
Titan - El Paso       El Paso, TX            1983           $ 7,675,000     Leasehold  263,106    75.7%   $  688,129  $ 9,800,000
Titan - McAllen       McAllen, TX       1992,1994, 2005     $ 4,445,000        Fee     114,295   100.0%   $  398,532  $ 5,690,000
Titan - Santa Teresa  Santa Teresa, NM       2003           $ 2,415,000        Fee      70,000   100.0%   $  216,525  $ 3,100,000
---------------------------------------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                                           $30,895,000                750,732    85.9%   $2,770,000  $39,590,000
=================================================================================================================================

-------------------------------------------------------------------------------------------------------------------------------
                                                                                          U/W
                                                                                         BASE     % OF       % OF
                                                           % OF      % OF                RENT   PROPERTY  PORTFOLIO
                                                TENANT   PROPERTY  PORTFOLIO  U/W BASE  ($ PER  U/W BASE   U/W BASE     LEASE
PROPERTY              LARGEST TENANT              NRA       NRA       NRA       RENT     NRA)     RENT       RENT    EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

Titan - San Antonio   HEB Grocery Company        87,784     29%       12%     $478,199   $5.45     29%        15%    09/30/2011
Titan - El Paso       Morven Partners, LP       105,000     40%       14%     $367,500   $3.50     51%        11%    03/31/2008
Titan - Santa Teresa  Santa Teresa Warehousing   70,000    100%        9%     $339,503   $4.85    100%        11%    08/14/2008
Titan - McAllen       Plastic Engineered
                      Components, Inc.           76,574     67%       10%     $329,168   $4.30     65%        10%    10/16/2015

----------------------------------------------------------------------------------------------------
                                     LEASE ROLLOVER SCHEDULE (1)

            # OF LEASES  TOTAL SF   % OF TOTAL  CUMULATIVE TOTAL  CUMULATIVE % OF  AVERAGE BASE RENT
   YEAR       EXPIRING   EXPIRING  SF EXPIRING     SF EXPIRING      SF EXPIRING     PER SF EXPIRING
----------------------------------------------------------------------------------------------------

  Vacant         --       105,676       14%          105,676             14%                --
   2006           6        53,005        7%          158,681             21%             $5.09
   2007          10        61,258        8%          219,939             29%             $6.72
   2008           8       216,819       29%          436,758             58%             $4.32
   2009           3        35,310        5%          472,068             63%             $4.65
   2010           5        21,702        3%          493,770             66%             $8.38
   2011           4       117,067       16%          610,837             81%             $5.24
   2012           3        63,321        8%          674,158             90%             $4.81
   2013          --            --       --           674,158             90%                --
   2014          --            --       --           674,158             90%                --
   2015           1        76,574       10%          750,732            100%             $4.30
Thereafter       --            --       --           750,732            100%                --
----------------------------------------------------------------------------------------------------

(1)  The above table represents the rollover based on the entire portfolio. The information in the table is based on the underwritten rent roll as of April
     28, 2006.

     PROPERTY MANAGEMENT. The Titan Portfolio Properties are managed by Titan
Development of Texas, LLC, which is an affiliate of the Titan Portfolio
Borrower. Titan Development of Texas, LLC is based in Albuquerque, New Mexico and is experienced in the acquisition and development of industrial buildings and master planned business parks. Titan Development of Texas, LLC currently manages over 2,446,000 square feet of industrial product primarily located in
Texas and New Mexico. The management agreement is subordinate to the Titan
Portfolio Loan.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     GROUND LEASE. The Titan Portfolio Borrower owns fee interest in the Santa
Teresa, McAllen and San Antonio properties and leasehold interest in the El Paso property. The ground lease expires June 30, 2044 with two five year renewal options. The annual ground rent is $103,319 with rent adjustments beginning July
1, 2013 and ever five years thereafter equal to the 8% of the then fair market value. The ground lease is not subordinate to the mortgage.

     SUBSTITUTION AND RELEASE OF PROPERTIES. The Titan Portfolio Borrower may
request the release of parcels of the property if they meet the specific requirements in the mortgage documents including in part: (i) Remaining parcels have at least as 1.25x DSCR; (ii) remaining parcels have a LTV that does not exceed 80%; and (iii) loan amount is paid down 115% of the value attributable to the released parcel based on the MAI Appraisal plus a prepayment premium or yield maintenance. The Titan Portfolio Borrower may also request release of a non-income producing parcel of land on the McAllen property provided several conditions are met in accordance with the mortgage documents. Substitution is not permitted.

                                       53

                  MORTGAGE LOAN NO. 10 -- STONE MOUNTAIN SQUARE

                               [4 PHOTOS OMITTED]

                                       54

                  MORTGAGE LOAN NO. 10 -- STONE MOUNTAIN SQUARE

                                  [MAP OMITTED]

                                       55

                  MORTGAGE LOAN NO. 10 -- STONE MOUNTAIN SQUARE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            BSCMI

LOAN PURPOSE:                    Refinance

ORIGINAL BALANCE:                $30,800,000

CUT-OFF DATE BALANCE:            $30,800,000

FIRST PAYMENT DATE:              05/01/2006

INTEREST RATE:                   5.81600%

AMORTIZATION TERM:               Months 1-60: Interest Only
                                 Months 61-120: 360 months

ARD:                             No

ANTICIPATED REPAYMENT DATE:      NAP

MATURITY DATE:                   04/01/2016

EXPECTED MATURITY BALANCE:       $28,783,214

SPONSORS:                        Mark Frankel and Chesky Frankel

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 26-payment lockout from the first payment date,
                                 with U.S. Treasury defeasance for the following
                                 93 payments, and open to prepayment without
                                 premium thereafter through the maturity date.

CUT-OFF DATE BALANCE PER SF:     $91.49

UP-FRONT RESERVES:               RE Taxes:               $62,112
                                 Insurance:              $20,012
                                 Deferred Maintenance:   $41,313
                                 Replacement:            $4,208
                                 TI/LC:                  $14,167
                                 Other: (1)              $400,000

ONGOING RESERVES:                RE Taxes:               $31,056 / month
                                 Insurance:              $6,671 / month
                                 Replacement:            $4,208 / month
                                 TI/LC:                  $14,167 / month

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                   NAP

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Retail

PROPERTY SUB-TYPE:               Anchored

LOCATION:                        Stone Mountain, GA

YEAR BUILT/RENOVATED:            1991 / NAP

PERCENT LEASED (AS OF):          85.2% (02/01/2006)

NET RENTABLE AREA:               336,663

THE COLLATERAL:                  An anchored retail center in Stone Mountain,
                                 Georgia

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Wheeler/Kolb Management Company

MOST RECENT NOI (AS OF):         $2,690,174 (TTM 12/31/2005)

2ND RECENT NOI (AS OF):          $2,512,476 (TTM 12/31/2004)

3RD RECENT NOI (AS OF):          NAP

U/W NET OP. INCOME:              $2,852,307

U/W NET CASH FLOW:               $2,656,753

APPRAISED VALUE (AS OF):         $44,000,000 (02/03/2006)

CUT-OFF DATE LTV RATIO:          70.0%

LTV RATIO AT MATURITY:           65.4%

U/W DSCR:                        1.46x

U/W DSCR POST IO:                1.22x
--------------------------------------------------------------------------------

(1)  The other escrow consists of a leasing holdback for Old Navy. The leasing holdback may be released upon lender's receipt of i) evidence that the tenant has renewed its lease in accordance with the loan documents or has been replaced by a new lease with reasonably acceptable terms and a tenant reasonably acceptable to lender and each new tenant must be paying full rent without any free rent or offset, is open for business, and has executed an estoppel reasonably acceptable to lender.

THE STONE MOUNTAIN SQUARE LOAN.

     THE LOAN. The tenth largest loan (the "Stone Mountain Square Loan") is a
$30,800,000 loan secured by the borrower's fee interest in a 336,663 square foot anchored retail center located in Stone Mountain, Georgia.

     THE BORROWER. The borrower, Stone Mountain Acquisition, LLC, a Georgia limited liability company, is a single-purpose entity that owns no material assets other than the mortgaged property and related interest. The managing member of the Stone Mountain borrower is structured with one independent director. A non-consolidation opinion was delivered at origination. The sponsors of the loan, Mark Frankel and Chesky Frankel, are experienced real estate professionals with a 12 property portfolio of office, retail and residential properties in seven states.

     THE PROPERTY. Stone Mountain Square is a 336,663 square foot anchored retail center in Stone Mountain, Georgia, which is located approximately 20 miles northeast of the Atlanta CBD. The property is located on Stone Mountain
Highway (US Highway 78), a primary east/west corridor that intersects with
Interstate 285. The property's proximity to Interstates 285, 85, 75 and 20 provides easy access throughout the metropolitan Atlanta area. Per Reis, the
Lilburn/US Highway 78 retail submarket has an occupancy rate of 92.3% for the first quarter of 2006. Stone Mountain Square is approximately 85.2% leased by over 40 tenants

                                       56

and is anchored by T.J. Maxx, Marshalls, Staples, Ross Dress For Less, Old Navy,
and Bally Total Fitness. The anchor tenants account for approximately 49% of the net rentable area and 48% of the in-place base rent. Approximately 38% of the net rentable area is leased to investment grade rated tenants or their affiliates. Stone Mountain Square was built in 1991 and purchased by the borrower in 2004.

The following table presents certain information relating to the major tenants at the property:

------------------------------------------------------------------------------------------------------------------------
                                                                  ANNUALIZED     % OF TOTAL     ANNUALIZED
                           CREDIT RATING                         UNDERWRITTEN    ANNUALIZED    UNDERWRITTEN
                              (FITCH/        TENANT                BASE RENT    UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME              MOODY'S/S&P) (1)     NRA     % OF NRA        ($)         BASE RENT     ($ PER NRA)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------

Bally Total Fitness          --/--/--        37,000      11%      $  450,000         14%          $12.16      01/31/2012
T.J. Maxx                     --/A3/A        32,000      10%      $  232,000          7%          $ 7.25      01/31/2010
Ross Dress For Less          --/--/BBB       30,187       9%      $  316,964         10%          $10.50      01/31/2016
Marshalls                     --/A3/A        27,000       8%      $  207,900          6%          $ 7.70      01/31/2012
Staples                    BBB+/Baa2/BBB     21,000       6%      $  184,800          6%          $ 8.80      07/31/2009
Old Navy                  BBB-/Baa3/BBB-     16,500       5%      $  189,750          6%          $11.50      07/31/2006
Rugged Warehouse             --/--/--        13,578       4%      $  135,780          4%          $10.00      11/30/2008
Aaron Rents, Inc.            --/--/--         7,500       2%      $   63,375          2%          $ 8.45      06/30/2010
Dress Code                   --/--/--         6,000       2%      $   72,000          2%          $12.00      01/31/2011
Family Bookstore             --/--/--         6,000       2%      $   78,000          2%          $13.00      06/30/2006
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      196,765      58%      $1,930,569         59%          $ 9.81
========================================================================================================================

Other Tenants                   NAP          89,975      27%      $1,333,054         41%          $14.82        Various
Vacant Space                    NAP          49,923      15%      $     0.00          0%          $ 0.00           NAP
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      336,663     100%      $3,263,623        100%          $11.38
========================================================================================================================

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

-------------------------------------------------------------------------------------------------------------------
                                          LEASE ROLLOVER SCHEDULE (1)

             # OF LEASES                       % OF TOTAL SF   CUMULATIVE TOTAL   CUMULATIVE % OF    AVG. BASE RENT
   YEAR        EXPIRING    TOTAL SF EXPIRING      EXPIRING        SF EXPIRING       SF EXPIRING     PER SF EXPIRING
-------------------------------------------------------------------------------------------------------------------

  Vacant          --             49,923             15%              49,923              15%                 --
   MTM             1              2,000              1%              51,923              15%             $ 3.00
   2006           10             45,720             14%              97,643              29%             $13.34
   2007           14             28,930              9%             126,573              38%             $15.10
   2008            3             19,578              6%             146,151              43%             $12.58
   2009            5             35,640             11%             181,791              54%             $10.65
   2010            5             47,260             14%             229,051              68%             $ 8.58
   2011            1              6,000              2%             235,051              70%             $12.00
   2012            2             64,000             19%             299,051              89%             $10.28
   2013           --                 --              --             299,051              89%                 --
   2014           --                 --              --             299,051              89%                 --
   2015            2              7,425              2%             306,476              91%             $17.82
Thereafter         1             30,187              9%             336,663             100%             $10.50
-------------------------------------------------------------------------------------------------------------------

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The property is managed by Wheeler/Kolb Management
Company, a third party management firm with over 225 years of combined experience on staff. Wheeler/Kolb Management Company currently manages and leases 56 properties, totaling approximately 4,500,000 square feet. The 56 properties in the portfolio include neighborhood and community centers, free-standing buildings, enclosed malls and office parks, all located in
Georgia, North Carolina and Florida.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not Allowed.

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                                       58

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